Exhibit 10.43

LEASE AGREEMENT

BETWEEN

MARINA BOULEVARD PROPERTY, LLC,

AS LANDLORD,

AND

ULTRAGENYX PHARMACEUTICAL INC.,

AS TENANT

DATED

December 8, 2015

TABLE OF CONTENTS

			Page
1.	Definitions and Basic Provisions		1
2.	Lease Grant		1
3.	Tender of Possession; Square Footage of Premises		1
	(a)	Tender of Possession	1
	(b)	Square Footage of Premises	2
4.	Rent; Abatement of Rent		2
	(a)	Rent	2
	(b)	Abatement of Rent	3
5.	Delinquent Payment; Handling Charges		2
6.	Letter of Credit		2
	(a)	Application of Security	3
	(b)	Transfer	3
7.	Services; Utilities; Common Areas		3
	(a)	Services	3
	(b)	Excess Utility Use	3
	(c)	Common Areas	4
8.	Alterations; Repairs; Maintenance; Signs		4
	(a)	Alterations	4
	(b)	Repairs; Maintenance	5
		(i) By Landlord	5
		(ii) By Tenant	6
		(iii) Performance of Work	6
	(c)	Mechanic’s Liens	7
	(d)	Signs	7
		(i) General Signs	7
		(ii) Building Top Signs	7
9.	Use; Compliance with Laws		8
	(a)	Use	8
	(b)	Landlord’s Compliance with Laws	8
10.	Assignment and Subletting		9
	(a)	Transfers	9
	(b)	Consent Standards	9
	(c)	Request for Consent	9
	(d)	Conditions to Consent	9
	(e)	Attornment by Subtenants	10
	(f)	Permitted Transfers	10
	(g)	Additional Compensation	10
	(h)	Landlord’s Option	10
11.	Insurance; Waivers; Subrogation; Indemnity		11
	(a)	Indemnity Agreement	11
	(b)	Tenant’s Insurance	11
	(c)	Landlord’s Insurance	12
	(d)	No Subrogation	12
12.	Subordination; Attornment; Notice to Landlord’s Mortgagee		12
	(a)	Subordination	12
	(b)	Attornment	13
	(c)	Notice to Landlord’s Mortgagee	13
13.	Rules and Regulations		13
14.	Condemnation		13
	(a)	Total Taking	13
	(b)	Partial Taking - Tenant’s Rights	13
	(c)	Partial Taking - Landlord’s Rights	13
	(d)	Award	13
	(e)	Repair	13
15.	Fire or Other Casualty		14
	(a)	Repair Estimate	14

- i -

TABLE OF CONTENTS

(Continued)

- ii -

List of Exhibits

All exhibits and attachments attached hereto are incorporated herein by this reference.  The following exhibits are attached to and made a part of this Lease:

Exhibit A-1 -	Site Plan Depicting Premises and Building
Exhibit A-2 -	Site Plan Depicting Complex
Exhibit B -	Legal Description of the Land
Exhibit C -	Additional Rent, Taxes and Insurance
Exhibit D -	Tenant Work Letter
Exhibit E -	Building Rules and Regulations
Exhibit F -	Form of Confirmation of Commencement Date Letter
Exhibit G -	Form of Tenant Estoppel Certificate
Exhibit H -	Renewal Option
Exhibit I -	Contractor Insurance Requirements
Exhibit J -	Environmental Questionnaire
Exhibit K -	Building Standards

- iii -

BASIC LEASE INFORMATION

This Basic Lease Information is attached to and incorporated by reference to a Lease Agreement between Landlord and Tenant, as defined below.

Landlord:	MARINA BOULEVARD PROPERTY, LLC, a Delaware limited liability company

Tenant:	ULTRAGENYX PHARMACEUTICAL INC., a Delaware corporation

Guarantor:	None.

Premises:

An area comprising the entire rentable square feet of the building commonly known as 5000 Marina Boulevard, Brisbane, California 94005 (the “Building”), which Building and Premises contains approximately 63,048 rentable square feet in the aggregate, as depicted on Exhibit A-1, comprised of (i) 19,684 rentable square feet on the 1st Floor, (ii) 21,662 rentable square feet on the 2nd Floor, and (iii) 21,702 rentable square feet on the 3rd Floor.

Land:	The land on which the Building is located as described in Exhibit B.

Project:	The Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the Building, Land and the operation thereof.

Complex:

The Project and other buildings which comprise Marina Landing, a multi-building complex, subject to the conditions, covenants and restrictions as administered by owners’ associations applicable to the Project, as further set forth and described in Exhibit A-2.

Term:

One hundred twenty-two (122) months, commencing on the first day of the month following the Commencement Date (unless the Commencement Date is on the first day of the month, in which case the Term shall commence on the Commencement Date) and ending at 5:00 p.m. local time on the last day of the 122nd full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:

The earliest of:  (a) the Substantial Completion of the initial Tenant Improvements in the Premises (including receipt of all required permits for the use thereof) as described in Exhibit D; or (b) the date the Tenant Improvements would have been substantially completed and the Premises would have been Ready For Occupancy except for Tenant Delays; or (c) occupancy of the Premises by Tenant for Tenant’s business purposes; or (d) May 1, 2016.  The terms “Tenant Improvements,” “Ready for Occupancy” and “Tenant Delays” are defined in the Work Letter Agreement attached hereto as Exhibit D and made a part hereof.

Estimated Delivery Date:	May 1, 2016

Base Rent:	Lease Month	Annual Base Rent	Monthly Base Rent	Monthly Rental Rate Per RSF
	1 – 12*	$2,042,755.20	$170,229.60	$2.70
	13 – 24	$2,103,281.20	$175,273.44	$2.78
	25 – 36	$2,163,807.30	$180,317.28	$2.86
	37 – 48	$2,231,899.20	$185,991.60	$2.95
	49 – 60	$2,299,991.00	$191,665.92	$3.04
	61 – 72	$2,368,082.80	$197,340.24	$3.13
	73 – 84	$2,436,174.70	$203,014.56	$3.22
	85 – 96	$2,511,832.30	$209,319.36	$3.32
	97 – 108	$2,587,489.90	$215,624.16	$3.42
	109 – 120	$2,663,147.50	$221,928.96	$3.52
	121 – 122	$2,746,370.80	$228,864.24	$3.63

* Monthly Base Rent shall be abated for the second (2nd) through and including the eleventh (11th) Lease Month pursuant to Section 4(b) of the Lease.

- iv -

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Commencement Date to the first (1st) day of the next calendar month shall be included in the first (1st) Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month).

Letter of Credit:	$1,373,185.40 (the amount of the Letter of Credit shall be subject to reduction as provided in Section 6).

Additional Rent:

Tenant shall pay all costs of Common Area Maintenance Costs, Taxes and Insurance for the Building, and Tenant’s Proportionate Share of Common Area Maintenance Costs, Taxes, and Insurance for the Complex.

Utilities:

Tenant shall obtain all water, electricity, sewerage, gas, telephone and other utilities for the Premises directly from the public utility company furnishing same.  Any meters required in connection therewith shall be installed at Tenant’s sole cost.

Tenant’s Proportionate Share:

For the Building - 100% of the Building.

For the Complex – 41.80% of the Complex, which is the percentage obtained by dividing (a) the number of rentable square feet in the Building as stated above by (b) the rentable square feet in the buildings in the Complex at the time a respective charge was incurred, which at the time of execution of this Lease is 150,743 rentable square feet.

Permitted Use:	For general office use, but for no other purpose whatsoever.

Tenant Improvements:

Tenant accepts the Premises in its current “AS-IS” condition except that Landlord shall perform tenant improvements in the Premises in accordance with plans and specifications mutually approved by Landlord and Tenant under the terms and conditions as set forth in Exhibit D.

Parking:	Tenant may use on a non-exclusive basis up to one hundred eighty-nine (189) undesignated automobile parking spaces in the parking area adjacent to the Building, at no cost to Tenant.

Minimum Insurance:

Commercial General Liability Insurance with limits of not less than $1,000,000 each occurrence and $2,000,000 aggregate; Commercial Auto Liability Insurance with not less than $1,000,000 combined single limit; Commercial Property Insurance on a replacement cost basis for Tenant’s personal property, fixtures, equipment and tenant improvements; Umbrella or Excess Liability Insurance with limits of not less than $4,000,000 each occurrence and $4,000,000 aggregate; Workers Compensation Insurance of not less than $1,000,000; and Employer’s Liability Insurance with limits of not less than $1,000,000 per accident.

Renewal Options:

Tenant may renew this Lease for two (2) additional periods of five (5) years, by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than twelve (12) months before the expiration of the then-current Term, as further set forth in Exhibit H.

Broker/Agent:	For Tenant: Savills-Studley, Inc. For Landlord: CBRE, Inc.

Tenant’s Address for Notices prior to Commencement Date:	Ultragenyx Pharmaceutical Inc. 60 Leveroni Court Novato, California 94949 Attention: Chief Business Officer Telephone: (415) 483-8800 Facsimile: (415) 483-8892

With a copy to: Ultragenyx Pharmaceutical Inc. 60 Leveroni Court Novato, California 94949 Attention: Executive Director, Legal Affairs Telephone: (415) 483-8800 Facsimile: (415) 483-8892

- v -

Tenant’s Address for Notices after Commencement Date:	Ultragenyx Pharmaceutical Inc. 5000 Marina Boulevard Brisbane, CA 94005 Attention: Chief Business Officer Telephone: (415) 483-8800 Facsimile: (415) 483-8892

with a copy to: Ultragenyx Pharmaceutical Inc. 60 Leveroni Court Novato, California 94949 Attention: Executive Director, Legal Affairs Telephone: (415) 483-8800 Facsimile: (415) 483-8892

Landlord’s Address for Notices:

Marina Boulevard Property, LLC

c/o Westport Capital Partners LLC

2121 Rosecrans Avenue

Suite 4325

El Segundo, California 90245

Attention: Eric Clapp, Managing Director

Telephone: (310) 294-1239

Facsimile: (310) 643-7379

With a copy to:

Marina Boulevard Property, LLC

c/o Westport Capital Partners

40 Danbury Road

Wilton, Connecticut 06897

Attention:  Marc Porosoff, Esq.

Telephone:  (203) 429-8602

Facsimile: (203) 429-8599

Additional copy to: DLA Piper US LLP 550 South Hope Street, Suite 2300 Los Angeles, California 90071 Attention: Jackie Park, Esq. Telephone: (213) 330-7743 Facsimile: (213) 330-7543

Rent Payment Address:	Marina Boulevard Property, LLC c/o Sentinel Development 18301 Von Karman, Suite 510 Irvine, CA 92612

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above.  If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

- vi -

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into as of December 8, 2015, between MARINA BOULEVARD PROPERTY, LLC, a Delaware limited liability company (“Landlord”), and ULTRAGENYX PHARMACEUTICAL INC., a Delaware corporation (“Tenant”).

1. Definitions and Basic Provisions.  The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.  If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.  Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question (as used herein, the term “control” shall mean the possession, direct or indirect, of not less than a majority of the voting rights attributable to the shares of Tenant and a majority of the outstanding capital stock of Tenant, or the power to direct or cause the direction of the management and policies of a Tenant, whether through the ownership of voting shares, by contract or otherwise); “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Complex” shall collectively refer to the Building and any other buildings which comprise a multi-building complex owned by Landlord, if applicable and as further set forth in Exhibit A-1; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally or regionally recognized holiday; “including” means including, without limitation; “Land” is the land on which the Building is located, as described on Exhibit B attached hereto; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof; “Rent” shall collectively refer to Base Rent, Additional Rent, Taxes, and Insurance (each as defined in Exhibit C hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons:  Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors and employees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).  The Premises are outlined on the plan attached to the Lease as Exhibit A.

3. Tender of Possession; Square Footage of Premises.

(a) Tender of Possession.  Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about the Estimated Delivery Date.  If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then: (i) the validity of this Lease shall not be affected or impaired thereby; (ii) Landlord shall not be in default hereunder or be liable for damages therefor; and (iii) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant.  If for any reason Landlord has not delivered possession of the Premise in the condition required by this Lease on or before November 1, 2016 as extended below (the “Outside Delivery Date”), Tenant shall have the right to terminate this Lease by delivery to Landlord of a notice (the “Termination Notice”), which termination shall be effective ten (10) business days after Tenant’s delivery of the Termination Notice to Landlord, unless within such ten (10) business day period Landlord shall deliver to Tenant the Premises in the condition required by this Lease.  In the event Tenant shall elect to terminate this Lease as set forth herein by delivery of the Termination Notice to Landlord and Landlord shall not have delivered to Tenant the Premises in the condition required by this Lease within such ten (10) business day period, then Landlord shall promptly return the Letter of Credit to Tenant and neither Landlord nor Tenant shall have any further obligation to the other under this Lease.  The Outside Delivery Date shall be extended one (1) day for each day of Tenant Delay (as hereinafter defined in the Tenant Work Letter attached hereto as Exhibit D) and Force Majeure Event (as hereinafter defined in Section 26(c)).  By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any.  The date that the Premises are actually tendered to Tenant shall be referred to herein as the “Delivery Date.”  Within ten (10) Business Days following the Commencement Date, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit F hereto confirming:  (1) the Commencement Date (as defined in the Basic Lease Information) and the expiration date of the initial Term (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises; and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease.  Tenant’s failure to execute such document within ten (10) days of receipt thereof from Landlord shall be deemed Tenant’s agreement to the contents of such document.  Any use of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent.

(b) Square Footage of Premises.  For purposes of this Lease, the “rentable square feet” of the Premises and the Complex has been calculated by Landlord pursuant to the Building Owners and Managers Association International Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 2010 (the “BOMA Standard”).  The rentable square footage of the Premises set forth in this Lease shall be deemed by Tenant to be the rentable square footage of the Premises for all purposes.  In that regard, Tenant has been given an opportunity to measure the rentable square footage of the Premises prior to execution of this Lease and Tenant hereby waives any rights it may have following execution of this Lease to measure the Premises or claim that the rentable square footage of the Premises is other than as set forth in this Lease.

4. Rent; Abatement of Rent.

(a) Rent.  Tenant shall timely pay to Landlord Rent, including the amounts set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or electronically via automatic debit or wire transfer to such account as Landlord designates in writing to Tenant, or as otherwise specified by Landlord.  The obligations of Tenant to pay Base Rent (as defined in the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Base Rent shall be payable monthly in advance.  The first (1st) monthly installment of Base Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Base Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) full calendar month of the Term.  The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date.  Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated.  Tenant shall pay Additional Rent, Taxes and Insurance (each as defined in Exhibit C) at the same time and in the same manner as Base Rent.

(b) Abatement of Rent.  Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant’s obligation to pay Tenant’s monthly Base Rent (the “Abated Rent”) for the second (2nd) through and including eleventh (11th) Lease Month of the initial Term (the “Abatement Period”), which total amount of Abated Rent is $1,702,296.00 (i.e., 10 months x $170,229.60 per month = $1,702,296.00).  During the Abatement Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease.  If at any time during the Term an Event of Default by Tenant occurs (as defined in Section 17 below), all Abated Rent that is unamortized as of the occurrence of the Event of Default (such amortization to be computed over the number of full calendar months in the Term of the Lease from and after the Abatement Period through the expiration of the Term of the Lease, together with interest thereon at a rate equal to eight percent (8%) per annum) shall become immediately due and payable by Tenant to Landlord.  The payment by Tenant of the unamortized portion of the Abated Rent following the occurrence of an Event of Default shall not limit or affect any of Landlord’s other rights or remedies upon the occurrence of an Event of Default by Tenant, whether pursuant to the Lease or at law or in equity.

5. Delinquent Payment; Handling Charges.  All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of the “prime” rate as published in the Wall Street Journal plus two percent (2%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency.  In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

Notwithstanding the foregoing, the foregoing late charge shall be waived for the first such late payment of Rent or other charges during each twelve (12) month period for the Term of this Lease, provided, that, such payment is made within ten (10) days of the date such payment is due.

6. Letter of Credit.  Tenant shall deliver to Landlord, no later than 5:00 p.m. PST December 11, 2015, a Letter of Credit (as hereinafter defined) in the amount specified in the Basic Lease Information, as additional security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease. The Letter of Credit shall be in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking purposes in Los Angeles, California and otherwise satisfactory to Landlord (the “Issuing Bank”), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody’s Investors Service and “AA” or better by Standard & Poor’s Rating Service, and has combined capital, surplus and undivided profits of not less than $2,000,000,000.  The Letter of Credit shall (a) name Landlord as beneficiary, (b) have a term of not less than one (1) year, (c) permit multiple drawings, (d)

be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (e) otherwise be in form and content satisfactory to Landlord.  The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term (and in no event shall the Letter of Credit expire prior to the forty-fifth (45th) day following the Expiration Date) unless the Issuing Bank sends duplicate notices (the “Non-Renewal Notices”) to Landlord by certified mail, return receipt requested (one of which shall be addressed “Attention, Chief Legal Officer” and the other of which shall be addressed “Attention, Chief Financial Officer”), not less than forty-five (45) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit.  The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Los Angeles, California.  The Letter of Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

Effective on the fifth (5th) anniversary of the Commencement Date (“Reduction Date”) and as long as the Reduction Conditions (as hereinafter defined) have been satisfied by Tenant, the amount of the Letter of Credit shall be reduced to an amount equal to Six Hundred Eighty-Six Thousand Five Hundred Ninety-Two and 72/100 Dollars ($686,592.72).  For purposes of this Section 6, the “Reduction Conditions” shall mean (a) no Event of Default has occurred under this Lease from the Commencement Date through and including the Reduction Date, and (b) for the thirty (30) day period ending on the Reduction Date, Tenant has maintained market capitalization above $2.0 Billion Dollars, as indicated on NASDAQ.

(a) Application of Security.  If (a) an event of default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, or (b) Tenant fails to make any installment of Rent as and when due, or (c) Landlord receives a Non-Renewal Notice, Landlord shall have the right by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceeds, as the case may be, (x) to the extent required for the payment of any Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord, and/or (y) as a cash security deposit, unless and until, in the case of clause (c) above, Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Section 6.  If Landlord applies or retains any part of the proceeds of the Letter of Credit, or cash security, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full amount thereof on hand at all times during the Term.  If Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Letter of Credit or cash security, as the case may be, shall be returned to Tenant not later than sixty (60) days after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease.

(b) Transfer.  Upon a sale or other transfer of the Building, or any financing of Landlord’s interest therein, Landlord shall have the right to transfer the Letter of Credit or the cash security to its transferee or lender. With respect to the Letter of Credit, within five (5) days after notice of such transfer or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Upon such transfer, Tenant shall look solely to the new landlord or lender for the return of the Letter of Credit or such cash security and the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or such cash security to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or such cash security and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

7. Services; Utilities; Common Areas.

(a) Services.  Other than Landlord’s maintenance obligations expressly set forth in this Lease, Landlord shall not be obligated to provide any services to Tenant.

(b) Excess Utility Use.  Tenant shall obtain all water, electricity, sewerage, gas, telephone and other utilities for the Premises directly from the public utility company furnishing same.  Any meters required in connection therewith shall be installed at Tenant’s sole cost.  Tenant shall pay all utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone and any other utility services furnished to the Premises during the Term of this Lease.  Tenant shall not install any equipment which exceeds or overloads the capacity of the utility facilities serving the Premises.  If Tenant uses heat or air conditioning systems in excess of an average of sixty (60) hours per calendar week over a three (3) month period, Tenant shall pay to Landlord, upon billing, the cost of the increased wear and tear on existing equipment (including without limitation, the accelerated depreciation thereof) caused by such excess consumption as determined by Landlord.  Amounts payable by Tenant to Landlord for such excess use of heat or air conditioning systems shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

(c) Common Areas.  The term “Common Area” is defined for all purposes of this Lease as that part of the Project and/or Complex intended for the common use of all tenants, including among other facilities (as such may be applicable to the Complex), parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, lighting facilities, drinking fountains, meeting rooms, public toilets, and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Complex which may from time to time not be owned by Landlord (unless subject to a cross-access or common use agreement benefiting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted.  In addition, although the roof(s) of the building(s) in the Complex is not literally part of the Common Area, it will be deemed to be so included for purposes of: (x) Landlord’s ability to prescribe rules and regulations regarding same; and (y) its inclusion for purposes of Common Area Maintenance reimbursements.  Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Complex, so long as access to the Premises is not materially adversely affected thereby.  Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the parking spaces designated in the Basic Lease Information in the Common Area (excluding roof(s)) as constituted from time to time, such use to be in common with Landlord, other tenants in the Building and/or Complex, as applicable, and other persons permitted by the Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe.  For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

(i) Landlord may from time to time designate specific areas within the Project or Complex, as applicable, or in reasonable proximity thereto in which automobiles owned by Tenant, its employees, subtenants, licensees, and concessionaires shall be parked, provided that such designated parking spaces will at all times accommodate not fewer than 189 automobiles; and Tenant agrees that if any automobile or other vehicle owned by Tenant or any of its employees, its subtenants, its licensees or its concessionaires, or their employees, shall at any time be parked in any part of the Project or Complex, as applicable, other than the specified areas designated for employee parking, Landlord may have such vehicle towed at the cost of the owner of same.

(ii) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

(iii) Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights, so long as access to the Premises is not materially adversely affected thereby and Tenant has the ability at all times to park not fewer than 189 automobiles.

(iv) With regard to the roof(s) of the building(s) in the Project or Complex, as applicable, use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

(v) Tenant shall have the right, at its sole cost and expense, to designate and mark twelve (12) parking spaces located in close proximity to the front door of the Building as reserved parking for Tenant’s visitors, which twelve (12) parking spaces are part of and included within the one hundred eighty-nine (189) parking spaces provided by Landlord to Tenant under this Lease.  Tenant hereby acknowledges and agrees that (a) Tenant shall be responsible at its sole cost and expense for designating and marking such twelve (12) parking spaces and for monitoring the use thereof by Tenant’s visitors, and (b) Landlord shall have no responsibility or obligation for monitoring such parking spaces for Tenant’s visitors.

8. Alterations; Repairs; Maintenance; Signs.

(a) Alterations.  Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises.  Tenant shall furnish complete plans and specifications to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed, at the time it requests Landlord’s consent to any Alterations if the desired Alterations: (i) will affect the Building’s Systems or Building’s Structure; or (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; or (iii) will require a building permit or other federal, state, county or local approvals with respect thereto; or (iv) will cost in excess of Ten Thousand Dollars ($10,000.00).  Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s).  Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord’s reasonable out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations, together with a supervision coordination fee to Landlord in an amount equal to the product of (i) four percent (4%) and (ii) the costs of the Alterations.  If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by contractors and subcontractors approved in writing by Landlord in accordance with Section 8(b)(iii), which approval shall not unreasonably be withheld, conditioned or delayed.  All Alterations shall conform, at a minimum, to the Building Standards attached hereto as Exhibit K, as the same may be modified by Landlord from time to time (the “Building Standards”).  Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Project or Complex, as applicable, in connection with the making of any Alterations.  If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project or Complex, as applicable, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements.  Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, except Tenant shall upon demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) days after the expiration or earlier termination of the Lease) remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed (including without limitation stairs, bank vaults, and cabling, if applicable) and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear and casualty not required to be repaired by Tenant excepted.  Notwithstanding the foregoing, upon Tenant’s request at the time it seeks Landlord’s consent to an Alteration, Landlord agrees to indicate in writing whether it will require such Alteration to be removed upon the expiration or earlier termination of the Lease.  All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project or Complex, as applicable. TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS AGAINST ANY LOSS, LIABILITY OR DAMAGE RESULTING FROM SUCH WORK, AND TENANT SHALL, IF REQUESTED BY LANDLORD, FURNISH A BOND OR OTHER SECURITY SATISFACTORY TO LANDLORD AGAINST ANY SUCH LOSS, LIABILITY OR DAMAGE (PROVIDED, HOWEVER, THAT NO BOND SHALL BE REQUIRED AS LONG AS NO EVENT OF DEFAULT SHALL HAVE OCCURRED UNDER THIS LEASE).  The foregoing indemnity shall survive the expiration or earlier termination of this Lease.  Landlord’s consent to or approval of any Alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

Notwithstanding the foregoing, Tenant shall not be obligated to receive the written consent of Landlord for interior Alterations to the Premises (i) where the estimated cost of the proposed Alteration is Fifty Thousand Dollars ($50,000.00) or less, (ii) if said Alterations do not affect the structural components of the Building, or adversely affect the systems and equipment or which can be seen from outside the Premises, or (iii) if said Alteration shall not require a building permit or any federal, state, county or local approvals.

(b) Repairs; Maintenance.

(i) By Landlord.  Landlord shall, subject to reimbursement under Exhibit C, keep the foundation, the exterior walls (except plate glass; windows, doors and other exterior openings; window and door frames, molding, closure devices, locks and hardware; special store fronts; lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures; signs, placards, decorations or other advertising media of any type; and interior painting or other treatment of exterior walls), and roof structure of the Premises in good repair.  Landlord, however, shall not be required to repair any damage resulting from the act or negligence of Tenant, its agents, contractors, employees, subtenants, licensees and concessionaires (including, but not limited to, roof leaks resulting from Tenant’s installation of air conditioning equipment or any other roof penetration or placement); and the provisions of the previous sentence are expressly recognized to be subject to the casualty and condemnation provisions of this Lease.  In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give prompt written notice thereof to Landlord and Landlord shall have a reasonable time after receipt by Landlord of such written notice in which to make such repairs.  Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Complex pursuant to Landlord’s rights and obligations under the Lease, provided, however, Landlord shall use commercially reasonable efforts to not disturb the normal conduct of Tenant’s business while performing such repairs and maintenance.  In addition, Landlord shall maintain the Common Areas of the Project or Complex, as applicable, subject to reimbursement as set forth in Exhibit C.  TENANT HEREBY WAIVES AND RELEASES ITS RIGHT TO MAKE REPAIRS AT LANDLORD’S EXPENSE UNDER SECTIONS 1941 AND 1942 OF THE CALIFORNIA CIVIL CODE OR UNDER ANY SIMILAR LAW, STATUTE OR ORDINANCE NOW OR HEREAFTER IN EFFECT.

(ii) By Tenant.  Tenant shall keep the Premises in good, clean and habitable condition and shall at its sole cost and expense keep the same free of dirt, rubbish, ice or snow, insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord.

Without limiting the coverage of the previous sentence, but subject to the limitation set forth in the following sentence, it is understood that Tenant’s responsibilities therein include the repair and replacement in accordance with all applicable Laws of all lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under and above the Premises, regardless of when or how the defect or other cause for repair or replacement occurred or became apparent.  All repairs by Tenant shall conform, at a minimum, to the Building Standards attached hereto as Exhibit K, as the same may be modified by Landlord from time to time.  All contractors and subcontractors shall be subject to Landlord’s written approval in accordance with Section 8(b)(iii).  If any repairs required to be made by Tenant hereunder are not made or commenced within ten (10) days after written notice delivered to Tenant by Landlord (such time period not being subject to the notice and cure provisions of Section 17(f)), Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs, unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors.  Tenant shall pay to Landlord upon demand as Rent hereunder, the cost of such repairs plus interest at the Default Rate, such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant.  Notwithstanding the foregoing, Landlord shall have the right to make such repairs without notice to Tenant in the event of an emergency, or if such repairs relate to the exterior of the Premises.  At the expiration of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and casualties not required to be repaired by Tenant.  If Landlord elects to store any personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, same shall be stored at the sole risk of Tenant.  Unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, Landlord and its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant.  It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location.  Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices.  Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention.  In signing this Lease, Tenant has first inspected the Premises and certifies that it has not observed mold, mildew or moisture within the Premises.  Tenant agrees to promptly notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action.  TENANT RELIEVES LANDLORD FROM ANY LIABILITY FOR ANY BODILY INJURY OR DAMAGES TO PROPERTY CAUSED BY OR ASSOCIATED WITH MOISTURE OR THE GROWTH OF OR OCCURRENCE OF MOLD OR MILDEW ON THE PREMISES, UNLESS SAME IS IN EXISTENCE ON THE DATE OF THIS LEASE OR IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS EMPLOYEES, AGENTS OR CONTRACTORS.  In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its Lease obligations.

Notwithstanding Tenant’s repair and maintenance obligations pursuant to this Section 8(b)(ii), if any item of Tenant’s repair and maintenance obligations set forth herein involves a capital repair, replacement, improvement and/or equipment under generally accepted accounting principles consistently applied (“Tenant Repair Capital Item”), Tenant shall provide written notice thereof to Landlord.  Landlord shall, pursuant to the receipt of such notice from Tenant, make such Tenant Repair Capital Item, and following completion thereof, provide Tenant with written notice of (i) the total cost of such Tenant Repair Capital Item (“Tenant Repair Capital Item Cost”), (ii) the estimated useful life of such Tenant Repair Capital Item per generally accepted accounting principles consistently applied (“Useful Life”), (iii) the amortization of such Tenant Repair Capital Item Cost over such Useful Life at an interest rate equal to the “prime rate” as announced from time to time by Bank of America, N.A., plus one percent (1%) per annum, and (iv) the monthly amount due and payable by Tenant to reimburse Landlord for that portion of the amortized Tenant Repair Capital Item Cost applicable to the remainder of the Lease Term, which monthly amount shall be paid by Tenant to Landlord concurrently with the payment by Tenant to Landlord of the monthly Base Rent.

(iii) Performance of Work.  All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord and Landlord’s property management company as additional insureds against such risks, in such amounts, on such forms, and with such companies as Landlord may reasonably require as set forth on Exhibit I attached hereto.  Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all contractors and subcontractors performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws.  All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems).  All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and no such work will be permitted if it would void or reduce the warranty on the roof.  All work by Tenant shall conform, at a minimum, to the Building Standards attached hereto as Exhibit K, as the same may be modified by Landlord from time to time.

(c) Mechanic’s Liens.  All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith.  Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work.  If such a lien is filed, then Tenant shall, within thirty (30) days (unless Landlord is in the process of selling the Building or obtaining financing, in which case Tenant shall within ten (10) days) after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord.  If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor.  Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships).  Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.  Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work.  TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, ITS PROPERTY MANAGER, ANY SUBSIDIARY OR AFFILIATE OF THE FOREGOING, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, EMPLOYEES, MANAGERS, CONTRACTORS, ATTORNEYS AND AGENTS (COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS, JUDGMENTS, DAMAGES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) IN ANY WAY ARISING FROM OR RELATING TO THE FAILURE BY ANY TENANT PARTY TO PAY FOR ANY WORK PERFORMED, MATERIALS FURNISHED, OR OBLIGATIONS INCURRED BY OR AT THE REQUEST OF A TENANT PARTY.  The foregoing indemnity shall survive termination or expiration of this Lease.

(d) Signs.

(i) General Signs.  Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Premises; or (ii) the Common Areas; or (iii) any exterior area of the Building without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed provided any proposed sign is placed only in those locations as may be designated by Landlord, and complies with the sign criteria promulgated by Landlord from time to time and applicable Law.  Upon request of Landlord, Tenant shall promptly remove any sign or other materials which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window inside the Premises, or the exterior of the Building, if: (i) required in connection with any cleaning, maintenance or repairs to the Building; or (ii) placed without Landlord’s prior written approval as set forth above.  If Tenant fails to do so, Landlord may without liability unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, remove the same at Tenant’s expense.  Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project or Complex, as applicable.  Tenant shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached, upon vacation of the Premises, or the removal or alteration of its sign for any reason.  If Tenant fails to do so, Landlord may have the sign removed and the cost of removal shall be payable by Tenant within thirty (30) days of invoice.

(ii) Building Top Signs.  Subject to the terms of this Section 8 and applicable laws, Landlord hereby grants Tenant and Tenant’s Permitted Transferee (as hereinafter defined in Section 10(f)) the exclusive right, at Tenant’s sole cost and expense and as long as Tenant fulfills the Occupancy Requirement (as hereinafter defined), to install the maximum building top signage allowed under applicable Law at a location or locations reasonably approved by Landlord (which may include both Tenant’s name, which shall be restricted to only Ultragenyx and corporate logo) (“Building Top Sign”).

Tenant’s Building Top Sign shall be subject to all applicable Law and the sign criteria promulgated by Landlord from time to time.  The content, size, design, graphics, materials, colors and other specifications of the Building Top Sign (including without limitation, the exact location of any and all of the Building Top Sign), and all contractors or subcontractors utilized by Tenant in connection therewith, shall be subject to the approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and shall be consistent with the exterior design, materials and appearance of the Building and the signage program of the Building, if any.  Tenant shall be responsible for all costs and expenses incurred in connection with the design, construction, installation, repair, operation, maintenance, compliance with laws, utilities (including the costs of metering such utilities usage and the cost of the meter) and removal of the Building Top Sign.  Tenant shall also be responsible for the cost of all utilities (if any) utilized in connection with the Building Top Sign.  Should the name of Tenant be changed to another name (the “New Name”), Tenant shall be entitled to modify, at Tenant’s sole cost and expense, Tenant’s name on the Building Top Sign to reflect Tenant’s New Name, so long as (a) the New Name is not an “Objectionable Name”, (b) Landlord shall have granted its consent to such New Name (which consent shall not be unreasonably withheld), (c) Tenant’s New Name shall be subject to the then existing signage rights of any tenant or occupant within the Complex, and (d) Tenant’s New Name shall not cause Landlord to be in violation of an exclusivity granted to another tenant at the Complex.  The term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Complex, or which would otherwise reasonably offend a landlord of buildings comparable to and in the vicinity of the Building.  In addition, Tenant’s right to maintain any of the Building Top Sign shall terminate at any time during the Lease Term during which the Occupancy Requirement is no longer satisfied or an Event of Default by Tenant has occurred under this Lease.  Upon the expiration of the Lease Term or the earlier termination of Tenant’s signage rights under this Section 8(d)(ii), Tenant shall, at Tenant’s sole cost and expense, remove the Building Top Sign and repair any and all damage to the Building caused by such removal.

For purposes of this Section 8(d)(ii), “Occupancy Requirements” shall mean that Tenant or Tenant’s Permitted Transferee is leasing and physically occupying at a minimum fifty percent (50%) of the Premises and no Event of Default by Tenant has occurred under this Lease.

9. Use; Compliance with Laws.

(a) Use.  Tenant shall continuously occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises.  Tenant, at its sole cost and expense, shall obtain and keep in effect during the Term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Laws.  Notwithstanding anything in this Lease to the contrary but subject to the provisions of Section 9(b) below, as between Landlord and Tenant:  (i) from and after the Delivery Date, Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises; and (ii) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant).  The Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues).  Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.  Tenant shall store all trash and garbage within the Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant’s expense (unless Landlord finds it necessary to furnish such a service, in which event Tenant shall be charged an equitable portion of the total of the charges to all tenants using the service).  Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord.  Tenant shall not operate an incinerator or burn trash or garbage within the Project or Complex, as applicable.  Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building.

(b) Landlord’s Compliance with Laws.  Landlord shall ensure that the Premises and the Building are in compliance with all applicable Laws, including, but not limited to the Disabilities Acts as of the Delivery Date.  In the event that as of the Delivery Date (i) the Premises are not in compliance with all such federal, state and local laws and regulations, without regard to Tenant’s use of the Premises or the Tenant Improvements subsequently constructed on or installed in the Premises (herein the “Compliance Condition”), and (ii) Tenant delivers to Landlord written notice of the existence of the Compliance Condition (the “Non-Compliance Notice”) by the date which is one hundred eighty (180) days after the Commencement Date (the “Non-Compliance Outside Date”), then Tenant’s sole remedy shall be that Landlord shall, at Landlord’s sole cost and expense which expense shall not be included in Additional Rent, do that which is necessary to put the applicable components of the Premises and the Building described in the Non-Compliance Notice into the Compliance Condition within a reasonable period of time after Landlord’s receipt of the Non-Compliance Notice; provided, further, that to the extent any such work is required or triggered by Tenant’s proposed use of the Premises or the Tenant Improvements to be constructed therein, then Landlord shall perform such work, but Tenant shall pay Landlord for the cost of such work within thirty (30) days after invoice by Landlord.  If Tenant fails to deliver the Non-Compliance Notice to Landlord on or prior to the Non-Compliance Outside Date, Landlord shall have no obligation to perform the work described in the foregoing provisions of this Section 9(b); provided that Landlord shall remain responsible for making all alterations and improvements which are Landlord’s responsibility to repair and maintain pursuant to Section 8(b)(i) above.

10. Assignment and Subletting.

(a) Transfers.  Tenant shall not, without the prior written consent of Landlord, which consent shall not unreasonably be withheld, conditioned or delayed:  (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”).

(b) Consent Standards.  If a proposed transferee does not meet the following conditions, Landlord shall not be deemed to have been unreasonable in withholding its consent to a Transfer (provided that the following list shall not be deemed the exclusive factors for review): (1) in the case of a Transfer that is an assignment or a sublease of the entirety of the Premises, the transferee has a Tangible Net Worth (hereinafter defined) which is not less than the lesser of (i) the Tangible Net Worth of Tenant as of the date of execution of this Lease and (ii) the Tangible Net Worth of Tenant on the date immediately prior to such assignment; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project or Complex, as applicable; (4) will not use the Premises, Project or Complex in a manner that would materially and unreasonably increase the pedestrian or vehicular traffic to the Premises, Project or Complex; (5) is not a governmental entity, or subdivision or agency thereof; (6) is not another occupant of the Building or Complex, as applicable; (7) is not another occupant of the Building or Complex, as applicable, whose lease is scheduled to expire within three (3) years of the proposed date of the Transfer; and (8) is not a person or entity with whom Landlord is then, or has been within the three (3) month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex, as applicable, or any Affiliate of any such person or entity.  In the cases of items (6) and (8) above, they shall be applicable only to the extent Landlord has comparable space in the Complex available to lease to such proposed transferee.

(c) Request for Consent.  If Tenant requests Landlord’s consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character (collectively, the “Transfer Notice”).  Concurrently with the Transfer Notice, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

(d) Conditions to Consent.  If Landlord consents to a proposed Transfer that is an assignment of the Tenant’s entire interest in the Lease, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; provided, however, any transferee of less than Tenant’s entire interest in the Lease shall be liable only for the obligations under this Lease that are properly allocable to such Transfer for the period of the Transfer in which event the proposed transferee shall deliver to Landlord a written agreement whereby such sublease shall be subject and subordinate to the Lease.  No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor.  Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers.  If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent.  Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder.  Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e) Attornment by Subtenants.  Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.  Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e).  The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) Permitted Transfers.  Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1) an Affiliate of Tenant;

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the lesser of (i) the Tangible Net Worth of Tenant as of the date of execution of this Lease and (ii) the Tangible Net Worth of Tenant on the date immediately prior to such Permitted Transfer; or

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the lesser of (i) the Tangible Net Worth of Tenant as of the date of execution of this Lease and (ii) the Tangible Net Worth of Tenant on the date immediately prior to such Permitted Transfer.

Tenant shall promptly notify Landlord of any such Permitted Transfer.  Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder.  Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Complex, Landlord or other tenants of the Complex.  No later than five (5) Business Days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee.  The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers.  “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.  Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

(g) Additional Compensation.  Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby, after deducting the following costs and expenses for such Transfer (which costs will be amortized over the term of the sublease or assignment pursuant to sound accounting principles and deducted monthly from such excess): (1) brokerage commissions and reasonable attorneys’ fees; (2) advertising for subtenants or assignees; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (4) the costs of any inducements or concessions given to the subtenant or assignee.

(h) Landlord’s Option.  Notwithstanding anything to the contrary contained in this Article 10, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice with respect to (i) a proposed assignment of this Lease by Tenant, or (ii) a proposed sublease of at least any one floor of the Premises (the portion of the Premises proposed to be transferred pursuant to clause (i) or (ii), the “Subject Space”) to (x) recapture the Subject Space, or (y) take an assignment or sublease of the Subject Space from Tenant.  Such recapture, or sublease or assignment notice shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  In the event of a recapture by Landlord of Subject Space that contains less than a full floor of the Premises, Tenant shall be responsible, at its sole cost and expense, for demising the Premises as necessary, including, without limitation, the construction of a common corridor and demising walls, and the separation of electrical, plumbing, mechanical, HVAC, life-safety and other Building services, systems and utilities on the subject floor(s), all in accordance with the terms of this Lease, including without limitation, Section 8 hereof.  If Landlord declines, or fails to elect in a timely manner to recapture, sublease or take an assignment of the Subject Space under this Section 10(h), then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Section 10.

11. Insurance; Waivers; Subrogation; Indemnity.

(a) Indemnity Agreement.  TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT WILL DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ALL CLAIMS (AS DEFINED HEREIN) ARISING OUT OF OR RELATING (DIRECTLY OR INDIRECTLY) TO (I) THE CONDUCT OR MANAGEMENT OF THE PREMISES OR OF ANY BUSINESS THEREIN, OR ANY WORK OR THING WHATSOEVER DONE, OR ANY CONDITION CREATING IN OR ABOUT THE PREMISES DURING THE TERM; (II) ANY ACT, OMISSION, BREACH OF ANY PROVISION OF THIS LEASE, OR NEGLIGENCE OF TENANT OR ANY OF TENANT’S LICENSEES OR THE PARTNERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, INVITEES OR CONTRACTORS OF TENANT OR ANY OF TENANT’S LICENSEES; AND (III) ANY ACCIDENT, INJURY OR DAMAGE WHATSOEVER OCCURRING IN OR AT THE PREMISES.  TENANT HEREBY EXPRESSLY INDEMNIFIES LANDLORD FOR THE CONSEQUENCES OF ANY NEGLIGENT ACT OF OMISSION OF LANDLORD, ITS AGENTS, SERVANTS AND EMPLOYEES, UNLESS THE CLAIM IS CAUSED BY THE SOLE NEGLIGENCE OF LANDLORD.

(b) Tenant’s Insurance.  Effective as of the Delivery Date and continuing throughout the Term, Tenant shall maintain insurance of the types and in the amounts described below.  Insurance shall be obtained from insurance carriers rated not less than A-VIII by A.M. Best Company and licensed to business in the State.  Tenant insurance policy deductibles shall be the responsibility of the Tenant and shall be less than $25,000 unless approved by Landlord.  Tenant’s insurance policies shall be primary and not require any contribution by any insurance maintained by Landlord.  If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of such cost.  It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.  Failure of Landlord to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence that is provided shall not be construed as a waiver of Tenant’s obligation to maintain such insurance. These requirements and limits are subject to review and modification by the Landlord in recognition of changes in the occupancy, exposure, or insurance marketplace.

(i) Commercial General Liability Insurance written on an occurrence basis, using a form that is at least as broad as ISO commercial general liability form (CG 00 01) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract naming the Landlord and Landlord’s property management company as named insureds with limits of not less than $1,000,000 each occurrence and $2,000,000 aggregate per location shall be maintained.  Evidence of commercial general liability insurance granting no less than thirty (30) days’ notice of cancellation for reasons other than non-payment shall be provided by the ISO form (CG 20 11, CG 20 26 11 85, or a substitute providing equivalent coverage and under the commercial umbrella policy) prior to Lease inception and no less than fifteen (15) days prior to each insurance policy renewal during the term of the Lease.

(ii) Commercial Auto Liability Insurance, if the Tenant owns any automobiles, written on a coverage form that is at least as broad as the ISO business auto coverage form (CA 00 01) to cover owned, non-owned, hired, and borrowed autos with not less than $1,000,000 combined single limit shall be obtained.  If the Tenant does not own any vehicles, non-owned and hired auto liability insurance with a not less than $1,000,000 limit shall be maintained.  Tenant shall require similar coverage for any contract vehicles that it engages for transportation of personnel or personal property to or from the Premises.

(iii) Workers Compensation Insurance in accordance with statutory requirements.

(iv) Employers’ Liability Insurance with limits not less than $1,000,000 per accident shall be maintained.

(v) Umbrella or Excess Liability Insurance over (i), (ii), and (iv) with limits of not less than $4,000,000 each occurrence and $4,000,000 aggregate.

(vi) Intentionally omitted.

(vii) Commercial Property Insurance with a limit equal to the full replacement cost and covering the fixtures, personal property, equipment, tenant improvements and betterments that will, at a minimum, cover the perils insured under ISO special causes of loss form (CP 10 30) and broad causes of loss form (CP 10 20) or their equivalent shall be provided.

(viii) If required by Landlord due to the nature of tenant’s operation, Boiler & Machinery Insurance covering the fixtures, personal property, equipment, tenant improvements and betterments from loss or damage caused by machinery breakdown or the explosion of steam boilers or pipes.

(ix) If required by Landlord due to the nature of tenant’s operation, Boiler & Machinery Insurance covering the fixtures, personal property, equipment, tenant improvements and betterments from loss or damage caused by machinery breakdown or the explosion of steam boilers or pipes.

(x) Business Income insurance with a limit adequate to pay for one year’s loss of business income resulting from suspension of the Tenant’s business operations, caused by property damage from a covered cause of loss to the Premises.

(c) Landlord’s Insurance.  Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies.  Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project or Complex, as set forth in Exhibit C.  Landlord’s insurance policies shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder:

(i) Building Insurance with a limit equal to full replacement cost less a commercially-reasonable deductible if the Landlord so chooses.

(ii) Commercial General Liability and Umbrella Insurance in an amount not less than $5,000,000.

(iii) Other insurance and additional coverage as Landlord may deem necessary.

(d) No Subrogation.  LANDLORD AND TENANT EACH WAIVES ANY CLAIM IT MIGHT HAVE AGAINST THE OTHER FOR ANY DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY, TO THE EXTENT THE SAME IS INSURED AGAINST UNDER ANY INSURANCE POLICY THAT COVERS THE BUILDING, THE PREMISES, LANDLORD’S OR TENANT’S FIXTURES, PERSONAL PROPERTY, LEASEHOLD IMPROVEMENTS, OR BUSINESS, OR IS REQUIRED TO BE INSURED AGAINST UNDER THE TERMS HEREOF, REGARDLESS OF WHETHER THE NEGLIGENCE OF THE OTHER PARTY CAUSED SUCH LOSS.  LANDLORD AND TENANT EACH HEREBY WAIVE ANY RIGHT OF SUBROGATION AND RIGHT OF RECOVERY OR CAUSE OF ACTION FOR INJURY INCLUDING DEATH OR DISEASE TO RESPECTIVE EMPLOYEES OF EITHER AS COVERED BY WORKER’S COMPENSATION (OR WHICH WOULD HAVE BEEN COVERED IF TENANT OR LANDLORD AS THE CASE MAY BE, WAS CARRYING THE INSURANCE AS REQUIRED BY THIS LEASE). EACH PARTY SHALL CAUSE ITS INSURANCE CARRIER TO ENDORSE ALL APPLICABLE POLICIES WAIVING THE CARRIER’S RIGHTS OF RECOVERY UNDER SUBROGATION OR OTHERWISE AGAINST THE OTHER PARTY.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination.  This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”).  Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing.  The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.  Notwithstanding the foregoing, Tenant shall not be obligated to execute any document which alters any material provision of the Lease.

Landlord shall use its commercially reasonable efforts to provide Tenant with a commercially reasonable non-disturbance, subordination and attornment agreement in favor of Tenant from any mortgage holder in existence as of the date of this Lease (“Superior Mortgagee”).  Landlord agrees to provide Tenant with commercially reasonable non-disturbance, subordination and attornment agreement(s) in favor of Tenant from any Superior Mortgagee(s) of Landlord who later come(s) into existence at any time prior to the expiration of the Term of the Lease in consideration of, and as a condition precedent to, Tenant’s agreement to be bound by this Section 12(a).

(b) Attornment.  Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.  Notwithstanding the foregoing, Tenant shall not be obligated to execute any document which alters any material provision of the Lease.

(c) Notice to Landlord’s Mortgagee.  Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

13. Rules and Regulations.  Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E.  Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises, will not modify any of the provisions of the Lease, and are enforced by Landlord in a non-discriminatory manner.  Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14. Condemnation.

(a) Total Taking.  If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking - Tenant’s Rights.  If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking.  If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.  TENANT HEREBY WAIVES ANY AND ALL RIGHTS IT MIGHT OTHERWISE HAVE PURSUANT TO SECTION 1265.130 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.

(c) Partial Taking - Landlord’s Rights.  If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking.  If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the next to last sentence of Section 14(b).

(d) Award.  If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business and goodwill, and other claims it may have (excluding any claim related to its leasehold interest).

(e) Repair.  If the Lease is not terminated, Landlord shall proceed with reasonable diligence to restore the remaining part of the Premises and Building substantially to their former condition to the extent feasible to constitute a complete and tenantable Building and Premises; provided, however, that Landlord shall only be required to reconstruct building standard leasehold improvements existing in the Premises as of the date of the Taking, and Tenant shall be required to pay the cost for restoring any other leasehold improvements.  In no event shall Landlord be required to spend more than the condemnation proceeds received by Landlord for such repair.

15. Fire or Other Casualty.

(a) Repair Estimate.  If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Tenant’s Rights.  If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within three hundred sixty-five (365) days after the date of the casualty (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(c) Landlord’s Rights.  If a Casualty damages the Premises or a material portion of the Building and:  (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term (unless Tenant exercises any renewal rights it may have in the Lease); (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation.  If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building.  If Landlord fails to complete repairs to the Premises within three hundred sixty-five (365) days after the date of the casualty, subject to force majeure delays, then Tenant shall have the right to terminate the Lease upon written notice delivered to Landlord at any time after such three hundred sixty-five (365) day period and prior to Landlord’s Substantial Completion of such repairs.  If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e) Abatement of Rent.  If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be).

(f) Waiver of Statutory Provisions.  The provisions of this Lease, including this Section 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

16. Personal Property Taxes.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project.  If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

17. Events of Default.  Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default.  Tenant’s failure to pay Rent within five (5) calendar days after Tenant’s receipt of Landlord’s written notice that the same is due; provided, however, Landlord shall not be obligated to provide written notice of monetary default more than twice in any calendar year, and each subsequent monetary default shall be an Event of Default if not received within five (5) days after the same is due;

(b) Abandonment.  Tenant abandons the Premises or any substantial portion thereof, or fails to continuously operate its business in the Premises, abandonment being defined as Tenant’s vacation of the Premises and failure to meet one (1) or more lease obligations, and such conditioned is not remedied within ten (10) days after written notice to Tenant;

(c) Estoppel/Financial Statement/Commencement Date Letter.  Tenant fails to provide:  (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e); (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q); or (iii) the Confirmation of Commencement Date in the form of Exhibit F as required by Section 3, and such failure shall continue for five (5) calendar days after Landlord’s second (2nd) written notice thereof to Tenant;

(d) Insurance.  Tenant fails, within five (5) calendar days following written notice from Landlord, to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(b);

(e) Mechanic’s Liens.  Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

(f) Other Defaults.  Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof; provided, however, if such default is of the type which cannot reasonably be cured within thirty (30) days, then Tenant shall have such longer time as is reasonably necessary provided Tenant commences to cure within ten (10) days after receipt of written notice from Landlord and diligently prosecutes such cure to completion within sixty (60) days of such notice; and

(g) Insolvency.  The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) calendar days after the filing thereof.

18. Remedies.  Upon an Event of Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 18 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 18(a)(i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate, but in no case greater than the maximum amount of such interest permitted by law.  As used in Section 18(a)(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(c) Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Section 18, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(d) Form of Payment After Default.  Following the occurrence of an Event of Default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution reasonably acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

(e) Efforts to Relet.  For the purposes of this Section 18, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder.  The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

(f) Landlord Defaults and Tenant Remedies.  Except as otherwise provided in this Lease and specifically subject to Section 26(b), if Landlord fails in the performance of any of Landlord’s obligations under this Lease and such failure continues for thirty (30) days after Landlord’s receipt of written notice thereof from Tenant (and an additional reasonable time after such receipt if (A) such failure cannot be cured within such thirty (30) day period, and (B) Landlord commences curing such failure within such thirty (30) day period and thereafter diligently pursues the curing of such failure), then Tenant shall be entitled to exercise any remedies that Tenant may have at law or in equity.  TENANT WAIVES ANY RIGHT TO OBTAIN ANY CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant.  Upon any Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition reasonably acceptable to a new tenant (provided that Tenant shall not be responsible for costs to change the character of the Premises from an office use to a primarily retail, industrial or other non-office type of use); (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.  To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b) No Waiver.  Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default.  No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term.  Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies.  Any and all remedies set forth in this Lease:  (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect.  The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

20. Intentionally Omitted.

21. Surrender of Premises.  No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.  At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term (unless caused by Landlord, its employees, agents or contractors), in broom-clean condition including cleaning of interior surface of all walls, flooring, ceiling and/ or roof deck due to Tenant’s specific use (with such cleaning by commercial cleaning application as approved by Landlord), reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises.  Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal).  Additionally, at Landlord’s option, Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease) remove such alterations, additions (including stairs and bank vaults), improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request; however, Tenant shall not be required to remove the initial Tenant Improvements, nor shall Tenant be required to remove any other improvement or addition to the Premises or the Project if Landlord has specifically agreed in writing that such other improvement or addition in question need not be removed.  Tenant shall repair all damage caused by such removal.  All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20.  The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22. Holding Over.  If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, (a) for the first two (2) months of such holdover period, Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term, and (b) thereafter, Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term  (as applicable, the “Holdover Rate”), and Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease.  The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law.  IF TENANT FAILS TO SURRENDER THE PREMISES UPON THE TERMINATION OR EXPIRATION OF THIS LEASE (EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE), IN ADDITION TO ANY OTHER LIABILITIES TO LANDLORD ACCRUING THEREFROM, TENANT SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ALL LOSS, COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES) AND LIABILITY RESULTING FROM SUCH FAILURE, INCLUDING ANY CLAIMS MADE BY ANY SUCCEEDING TENANT FOUNDED UPON SUCH FAILURE TO SURRENDER, AND ANY LOST PROFITS TO LANDLORD RESULTING THEREFROM.  Notwithstanding the foregoing, if Tenant remains in the Premises at the end of the Term with the written consent of Landlord, then Tenant shall be a month-to-month tenant at the Holdover Rate, and Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease.

23. Certain Rights Reserved by Landlord.  Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a) Building Operations.  To make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or Complex, as applicable, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to interrupt or temporarily suspend Building services and facilities; and to change the name of the Building;

(b) Security.  To take such reasonable security measures as Landlord deems advisable (provided, however, that any such security measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building;

(c) Prospective Purchasers and Lenders.  To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(d) Prospective Tenants.  At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

24. [Intentionally Deleted].

25. Hazardous Materials.

(a) During the term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 25(i) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance, and will obtain and renew all Environmental Permits required for operation or use of the Premises.

(b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(i) hereof) on the Premises, or the Complex, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Complex except (i) for limited quantities used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises such as office products and cleaning supplies, and then only in compliance with all applicable Environmental Laws, and (ii) as disclosed by Tenant in the Environmental Questionnaire attached as Exhibit I.

(c) At any time and from time to time during the term of this Lease, Landlord may perform an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises.  Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment.  If such assessment report indicates the presence of Hazardous Materials caused or permitted by Tenant in violation of the terms of the Lease, then such report shall be at Tenant’s sole cost and expense, and the cost of such assessment shall be immediately due and payable by Tenant to Landlord within thirty (30) days of receipt of an invoice therefor.

(d) Tenant will promptly advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(i) below) against Tenant relating to the Premises or the Complex; (2) any condition or occurrence on the Premises or the Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Complex.  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto.  In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

(e) Tenant will not change or permit to be changed the present use of the Premises unless Tenant shall have notified Landlord thereof in writing and Landlord shall have determined, in its sole and absolute discretion, that such change will not result in the presence of Hazardous Materials on the Premises except for those described in Section 25(b) above.

(f) TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE INDEMNITEES FROM AND AGAINST ALL OBLIGATIONS (INCLUDING REMOVAL AND REMEDIAL ACTIONS), LOSSES, CLAIMS, SUITS, JUDGMENTS, LIABILITIES, PENALTIES, DAMAGES (INCLUDING CONSEQUENTIAL AND PUNITIVE DAMAGES), COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ AND CONSULTANTS’ FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER THAT MAY AT ANY TIME BE INCURRED BY, IMPOSED ON OR ASSERTED AGAINST SUCH INDEMNITEES DIRECTLY OR INDIRECTLY BASED ON, OR ARISING OR RESULTING FROM (A) THE ACTUAL OR ALLEGED PRESENCE OF HAZARDOUS MATERIALS ON THE COMPLEX WHICH IS CAUSED OR PERMITTED BY TENANT OR A TENANT PARTY AND (B) ANY ENVIRONMENTAL CLAIM RELATING IN ANY WAY TO TENANT’S OPERATION OR USE OF THE PREMISES (THE “TENANT HAZARDOUS MATERIALS INDEMNIFIED MATTERS”).  THE FOREGOING INDEMNITY SHALL NOT INCLUDE ANY HAZARDOUS MATERIALS THAT WERE LOCATED AT THE PREMISES OR THE PROJECT ON THE DELIVERY DATE, NOR ANY HAZARDOUS MATERIALS PLACED ON THE PREMISES OR PROJECT BY LANDLORD, ITS EMPLOYEES, AGENTS, OR CONTRACTORS.  THE PROVISIONS OF THIS SECTION 25 SHALL SURVIVE THE EXPIRATION OR SOONER TERMINATION OF THIS LEASE.

LANDLORD AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE INDEMNITEES FROM AND AGAINST ALL OBLIGATIONS (INCLUDING REMOVAL AND REMEDIAL ACTIONS), LOSSES, CLAIMS, SUITS, JUDGMENTS, LIABILITIES, PENALTIES, DAMAGES (INCLUDING CONSEQUENTIAL AND PUNITIVE DAMAGES), COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ AND CONSULTANTS’ FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER THAT MAY AT ANY TIME BE INCURRED BY, IMPOSED ON OR ASSERTED AGAINST SUCH INDEMNITEES DIRECTLY OR INDIRECTLY BASED ON, OR ARISING OR RESULTING FROM THE ACTUAL OR ALLEGED PRESENCE OF HAZARDOUS MATERIALS ON THE COMPLEX WHICH IS CAUSED OR PERMITTED BY LANDLORD OR A LANDLORD PARTY.

(g) To the extent that the undertaking in the preceding paragraphs may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Tenant Hazardous Materials Indemnified Matters incurred by the Indemnitees.

(h) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

(i) “Hazardous Materials” means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; (d) “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

26. Miscellaneous.

(a) Landlord Transfer.  Landlord may transfer any portion of the Building and any of its rights under this Lease.  If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b) Landlord’s Liability.  The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Complex shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.  Landlord’s liability to Tenant shall be further limited to Landlord’s equity interest in the Project.  ADDITIONALLY, TO THE EXTENT ALLOWED BY LAW, TENANT HEREBY WAIVES ANY STATUTORY LIEN IT MAY HAVE AGAINST LANDLORD OR ITS ASSETS, INCLUDING WITHOUT LIMITATION, THE BUILDING.

(c) Force Majeure.  Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party (each a “Force Majeure Event”);

provided that in each case, the party seeking the extension of time due to the Force Majeure Event shall have notified the other party of the event or condition giving rise to any such delay within five (5) business days after the requesting party learns of the occurrence of the event or condition and thereafter regularly (but in no event less often than weekly) kept the other party apprised of the status.  If the party seeking the extension of time due to the Force Majeure Event fails to give notice of an event or condition that otherwise constitutes a Force Majeure Event within five (5) business days after it learns of such event or condition or fails to keep the other part regularly apprised of the status of such event or condition, as applicable, then such event or condition shall not constitute a Force Majeure Event hereunder unless and until the requesting party gives a notice that such Force Majeure Event is continuing and specifying the date of onset of the Force Majeure Event, in which event the duration of such Force Majeure Event shall be limited to the period of continuation commencing on the date of such notice of continuation and shall be subject to the continuing obligation that the requesting party thereafter regularly (but no less often than weekly) keeps the other party apprised of the status.

(d) Brokerage.  Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information.  EACH PARTY SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY FROM AND AGAINST ALL COSTS, EXPENSES, ATTORNEYS’ FEES, LIENS AND OTHER LIABILITY FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH, OR UNDER THE INDEMNIFYING PARTY.  The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

(e) Estoppel Certificates.  From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.  Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit G.

(f) Notices.  All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during normal business hours followed by a copy of such notice sent in another manner permitted hereunder.  All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail.  The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability.  If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; Binding Effect.  This Lease may not be amended except by instrument in writing signed by Landlord and Tenant.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof.  The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.  This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment.  Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) No Merger.  There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer.  The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l) Entire Agreement.  This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto.  Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.  The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m) Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n) Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o) Recording.  Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease.  Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.

(p) Joint and Several Liability.  If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.  All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q) Financial Reports.  Within thirty (30) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements.  If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports.  Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) in litigation between Landlord and Tenant; and (3) if required by court order.  Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(r) Landlord’s Fees.  Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s) Telecommunications.  Except as provided hereinbelow, Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent.  All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building.  Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto.  Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

Notwithstanding the foregoing to the contrary, if Tenant requires the installation of one or more satellite dishes or other data transmission equipment on the roof of the Building (collectively, the “Telecommunications Equipment”), then upon thirty (30) days advance written notice to Landlord and subject to available capacity and Tenant’s compliance with all applicable laws and Landlord’s requirements for property and roof maintenance and repair, Tenant may place such Telecommunications Equipment on the roof of the Premises in a location reasonably approved by Landlord.  The installation of the Telecommunications Equipment shall constitute an Alteration and shall be performed in accordance with and subject to the provisions of Article 8 of this Lease, and the Telecommunications Equipment shall be treated for all purposes of the Lease as if the same were Tenant’s property.  The cost of the Telecommunications Equipment and all costs of installing, maintaining and removing the Telecommunications Equipment shall be borne solely by Tenant.  Upon the expiration of the Term or upon any earlier termination of the Lease, Tenant shall, at Tenant’s sole cost and expense and subject to the control of and direction from Landlord, remove the Telecommunications Equipment, repair and damage caused thereby, and restore the roof to the condition existing prior to the installation of the Telecommunications Equipment, reasonable wear and tear excepted.

(t) Authority.  Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

(u) Waiver.  LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.  TO THE EXTENT ALLOWED BY LAW, TENANT WAIVES THE BENEFIT OF ANY CONSUMER PROTECTION LAWS.

(v) Tenant Representation.  Tenant is not a person or entity described by Sec. 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (Sept. 24, 2001), and does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities.

(w) Transportation Management.  Tenant shall comply with all present or future programs having the force of law intended to manage parking, transportation or traffic in and around the Complex, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

(x) CC&Rs; Disclosure.   Tenant acknowledges that this Lease is subject to (i) that certain Declaration of Covenants, Conditions and Restrictions for Koll Center Sierra Point, dated October 9, 1984, and recorded on October 17, 1984 as Instrument No. 84112690 in the Official Records of San Mateo County, California (as the same has been and may be amended), and (ii) that certain Declaration of Covenants, Conditions and Environmental Restrictions Relating to Environmental Compliance for Sierra Point, dated October 21, 1998 and recorded on October 23, 1998 as Instrument No. 98-172219 in the Official Records of San Mateo County, California (as the same has been and may be amended) (collectively, the “CC&Rs”).  Tenant acknowledges that (i) the Complex consists of property formerly used as a municipal landfill, (ii) methane barriers have been installed beneath the Premises, and (iii) methane levels are monitored throughout the Complex in accordance with the terms of the CC&Rs.  The taking of possession of the Premises by Tenant shall be conclusive evidence that Tenant accepts the same “AS-IS” and that the Premises is suited for the use intended by Tenant and is in good and satisfactory condition at the time such possession was taken.

(y) Disclosure.  Tenant hereby waives any and all rights under and benefits of California Civil Code Section 1938 and acknowledges that neither the Complex, the Project nor the Premises has undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code Section 55.52).

[SIGNATURES ON FOLLOWING PAGE]

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written.  If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	MARINA BOULEVARD PROPERTY, LLC, a Delaware limited liability company

	By:	/s/ W.Greg Geiger
	Printed Name:	W.Greg Geiger
	Title:	Authorized Signer

	By:	/s/ Sean Armstrong
	Printed Name:	Sean Armstrong
	Title:	Authorized Signer

Execution Date: December 8, 2015

TENANT:	ULTRAGENYX PHARMACEUTICAL INC., a Delaware corporation

	By:	/s/ Tom Kassberg
	Printed Name:	Tom Kassberg
	Title:	CBO

By:
Printed Name:
Title:

Execution Date: December 8, 2015

Signature Page

EXHIBIT A-1

SITE PLAN DEPICTING PREMISES AND BUILDING

EXHIBIT A-1

EXHIBIT A-2

SITE PLAN DEPICTING COMPLEX

EXHIBIT A-2

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF BRISBANE, IN THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel One:

Parcel A as shown on that certain map entitled “Parcel Map, Lands of Foster Enterprises, a General Partnership” filed for record in the Office of the Recorder of the County of Sank Mateo, State of California on November 6, 2000 in Book 73 of Parcel Maps at page 27.

Excepting all minerals and all mineral rights of every kind and character now known to exist or hereafter discovered, including without limiting the generality of the foregoing, oil and gas and rights thereto, together with the sole, exclusive, and perpetual right to explore for, remove and dispose of said minerals by any means or methods suitable to the grantor, it’s successors and assigns including lateral or slant drilling, but without entering upon to using the surface of the lands hereby conveyed, and in such manner as not to damage the surface of said lands or any building located thereon or hereafter erected thereon or the substructure of any such building, or to interfere with the use thereof by the grantee, it’s successors or assigns, as excepted in the following Deeds to Utah Constructing & Mining Co., a Corporation, predecessor in interest to the vestees herein:

A. From Marie Louise Philips, dated August 20, 1959 and recorded September 14, 1959, Instrument no. 86272-R, in Book 3670 of Official Records at page 624.

B. From John F. Wilcox, dated August 27, 1959 and recorded September 14, 1959, Instrument no. 86273-R, in Book 3670 of Official Records at page 625.

C. From Marita Clark, dated August 20, 1959 and recorded September 14, 1959, Instrument no. 86274-R in Book 3670 of Official Records at page 626.

APN: 007-165-110

Parcel Two:

Parcel B as shown on that certain map entitled “Parcel Map, Lands of Foster Enterprises, a General Partnership” filed for record in the Office of the Recorder of the County of Sank Mateo, State of California on November 6, 2000 in Book 73 of Parcel Maps at page 27.

Excepting all minerals and all mineral rights of every kind and character now known to exist or hereafter discovered, including without limiting the generality of the foregoing, oil and gas and rights thereto, together with the sole, exclusive, and perpetual right to explore for, remove and dispose of said minerals by any means or methods suitable to the grantor, it’s successors and assigns including lateral or slant drilling, but without entering upon or using the surface of the lands hereby conveyed, and in such manner as not to damage the surface of said lands or any building located thereon or hereafter erected thereon or the substructure of any such building, or to interfere with the use thereof by the grantee, it’s successors or assigns, as excepted in the following Deeds to Utah Constructing & Mining Co., a Corporation, predecessor in interest to the vestees herein:

A. From Marie Louise Philips, dated August 20, 1959 and recorded September 14, 1959, Instrument no. 86272-R, in Book 3670 of Official Records at page 624.

B. From John F. Wilcox, dated August 27, 1959 and recorded September 14, 1959, Instrument no. 86273-R, in Book 3670 of Official Records at page 625.

C. From Marita Clark, dated August 20, 1959 and recorded September 14, 1959, Instrument no. 86274-R in Book 3670 of Official Records at page 626.

APN: 007-165-120

APN: 007-165-110, 007-165-120

EXHIBIT B

EXHIBIT C

ADDITIONAL RENT, TAXES, AND INSURANCE

1. Additional Rent.  Tenant shall pay to Landlord all costs of Common Area Maintenance Costs, Taxes, and Insurance for the Building, and Tenant’s Proportionate Share of the annual Common Area Maintenance Costs (defined below) in the Complex (“Additional Rent”).  Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term.  During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein.  From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Common Area Maintenance Costs are available for each calendar year.

2. Common Area Maintenance Costs.  The term “Common Area Maintenance Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project or Complex, as applicable, determined in accordance with sound accounting principles consistently applied, including the following costs:  (a) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance, repair or security of the Project or Complex, as applicable, including taxes, insurance and benefits relating thereto (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project or Complex, as applicable; provided, that if any such employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Common Area Maintenance Costs based on the portion of their working time devoted to the Project or Complex, as applicable); (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project or Complex, as applicable; (c) costs for improvements made to the Project or Complex, as applicable which, although capital in nature, are (i) expected to reduce the normal Common Area Maintenance Costs (including all utility costs) of the Project or Complex, as applicable, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iii) capital improvements made to improve the health, safety and welfare of the Building and its occupants, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (d) cost of all utilities used in the Common Areas; (e) repairs, replacements, and general maintenance of the Project or Complex, including common area maintenance fees charged by an owner’s association and reasonable market-rate property management fees charged by Owner’s property manager or by Owner, as applicable; (f) fair market rental and other costs with respect to the management office for the Building or Complex, if any; (g) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project or Complex, as applicable, including the Common Areas; and (h) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument now or hereafter affecting the Complex, including, without limitation, the Declaration of Covenants, Conditions and Restrictions for Koll Center Sierra Point, dated October 9, 1984, and recorded on October 17, 1984 as Instrument No. 84112690 in the Official Records of San Mateo County, California (as the same has been and may be amended), and the Declaration of Covenants, Conditions and Environmental Restrictions Relating to Environmental Compliance for Sierra Point, dated October 21, 1998 and recorded on October 23, 1998 as Instrument No. 98-172219 in the Official Records of San Mateo County, California (as the same has been and may be amended).   If the Building is part of a Complex, Common Area Maintenance Costs may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord.

Common Area Maintenance Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses; (6) renovating or otherwise improving space for leased premises of the Project or Complex, as applicable or vacant space in the Project or Complex, as applicable; (7) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 below; (8) federal, state and local income taxes imposed on or measured by the income of Landlord from the operation of the Project or Complex, as applicable; (9) capital improvements made to the Project or Complex, as applicable, other than capital improvements described in Section 2 of this Exhibit and except for items which are generally considered maintenance and repair items, such as painting of Common Areas, and the like; (10) the cost of correcting defects in the construction of the Building or in the Building Systems; (11) salaries of officers and executives of Landlord; (12) the cost of any work or service

EXHIBIT C

performed for any tenant of the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant); (13) all costs of cleanup, removal, investigation and/or remediation (collectively, “Remediation Costs”) of any Hazardous Substances in, on or under the Project the extent such Hazardous Substances are (x) in existence as of the Delivery Date and in violation of applicable Laws, or (y) introduced onto the Project after the Delivery Date by Landlord or any of Landlord’s agents, employees, contractors or tenants or other third parties not related to Tenant in violation of applicable Laws; (14) the cost of any repairs, alterations, additions, changes, replacements and other items which are made in order to prepare for a new tenant’s occupancy; (15) any advertising expenses; (16) any costs included in Common Area Maintenance Costs representing an amount paid to a corporation related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (17) interest and penalties due to late payment of any amounts owed by Landlord, except such as may be incurred as a result of Tenant’s failure to timely pay its portion of such amounts or as a result of Landlord’s contesting such amounts in good faith; (18) costs related to the existence and maintenance of Landlord as a legal entity, except to the extent attributable to the operation and management of the Project or Complex, as applicable; (19) the cost of any work or service performed for any tenant (including Tenant) at such tenant’s cost; (20) political or charitable contributions; and (21) ground rent payable under any ground lease.

3. Taxes.  Tenant shall pay all Taxes for the Building, and Tenant’s Proportionate Share of Taxes for the Complex for each year and partial year falling within the Term.  Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Common Area Maintenance Costs.  “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Common Area Maintenance Costs) now or hereafter attributable to the Project or Complex, as applicable (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project or Complex, as applicable, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof).  Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project.  Taxes shall also include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Building’s or Complex’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies.  It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Taxes for purposes of this Lease.  Tenant shall reimburse Landlord, as Additional Rent, upon demand for any and all taxes required to be paid by Landlord (except to the extent included in Taxes for the Complex by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when: (a) said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, including the Tenant Improvements, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord; (b) said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Complex used by Tenant in connection with this Lease; or (c) said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4. Insurance.  Tenant shall pay all Insurance for the Building, and Tenant’s Proportionate Share of Insurance for the Complex for each year and partial year falling within the Term.  Tenant shall pay Tenant’s Proportionate Share of Insurance in the same manner as provided above for Tenant’s Proportionate Share of Common Area Maintenance Costs.  “Insurance” shall mean property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

5. Common Area Maintenance, Tax and Insurance Statement.  By May 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Common Area Maintenance Costs, Taxes, and Insurance for the Complex

EXHIBIT C

for the previous year, adjusted as provided in Section 6 of this Exhibit (the “Common Area Maintenance, Tax and Insurance Statement”).  If Tenant’s estimated payments of Common Area Maintenance or Taxes or Insurance for the Complex under this Exhibit C for the year covered by the Common Area Maintenance Costs, Tax and Insurance Statement exceed Tenant’s share of such items as indicated in the Common Area Maintenance, Tax and Insurance Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Common Area Maintenance, Taxes and Insurance under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Common Area Maintenance, Tax and Insurance Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises.

Within one hundred eighty (180) days after receipt of a Common Area Maintenance, Tax and Insurance Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Common Area Maintenance, Tax and Insurance Statement, a reputable certified public accountant (which accountant has had previous experience in reviewing financial operating records of landlords of office buildings; provided that such accountant is not retained by Tenant on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records at Landlord’s offices, provided that Tenant is not then in default under this Lease.  In connection with such inspection, Tenant and Tenant’s agents must agree in advance to abide by Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Common Area Maintenance, Tax and Insurance Statement within one hundred eighty (180) days of Tenant’s receipt of such Common Area Maintenance, Tax and Insurance Statement shall be deemed to be Tenant’s approval of such Common Area Maintenance, Tax and Insurance Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Common Area Maintenance, Tax and Insurance Statement.  If after such inspection, Tenant still disputes such Additional Rent, a certification as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such certification by the Accountant proves that Additional Rent were overstated by more than four percent (4%), then the cost of the Accountant and the cost of such certification shall be paid for by Landlord.  In no event shall this Section 5 be deemed to allow any review of any Landlord’s records by any subtenant of Tenant (approved by Landlord).  Tenant agrees that this Section 5 shall be the sole method to be used by Tenant to dispute the amount of any Additional Rent payable or not payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

6. Gross-Up.  With respect to any calendar year or partial calendar year in which the Complex is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the portion of Common Area Maintenance Costs for such period which vary by occupancy shall, for the purposes hereof, be increased to the amount which would have been incurred had the Complex been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.

EXHIBIT C

EXHIBIT D

TENANT WORK LETTER

This Work Letter (“Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Premises.  All references in this Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Work Letter is attached as Exhibit D.

SECTION 1

BASE, SHELL AND CORE

Except for the Allowance, the Additional Allowance and the FF&E Allowance (as such terms are defined below), Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.  In addition to the construction of the Tenant Improvements, Landlord shall perform the Landlord Work described on Schedule D-1 attached hereto at Landlord’s sole expense and cost.

SECTION 2

CONSTRUCTION DRAWINGS FOR THE PREMISES

Promptly following execution of this Lease, Landlord and Tenant shall approve a detailed space plan for the construction of certain improvements in the Premises, which space plan shall be prepared by Design Blitz (the “Final Space Plan”).  Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant’s approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the “Working Drawings”).  The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building.  To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building’s standard tenant improvement items (“Specifications”), as determined by Landlord.  Within five (5) business days after Tenant’s receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such five (5) business‑day period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) below.  If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant’s approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant.  Upon Landlord’s and Tenant’s approval of the Working Drawings, the same shall be known as the “Approved Working Drawings”.  The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the “Tenant Improvements”.  Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided that Landlord may withhold its consent in Landlord’s sole discretion if such change or modification would: (i) be of a quality lower than the quality of the standard tenant improvement items for the Building; and/or (ii) require any changes to the Base, Shell and Core or structural improvements or systems of the Building.  The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the “Construction Drawings”.

SECTION 3

CONSTRUCTION AND COSTS OF TENANT IMPROVEMENTS

3.1 Construction and Cost Proposal.  Landlord shall provide the Construction Drawings to, and solicit construction bids from, not fewer than three (3) qualified and reputable general contractors.  The list of bidders shall be determined by Landlord in consultation with Tenant and shall include Landmark Builders (to the extent Landmark Buildings elects to be included in the process).  If after receive bids from general contractors Landlord does not wish to award the contract to the lowest bidder among the general contractors who submitted bids, then such decision shall be subject to the approval of Tenant, which approval shall not be unreasonably withheld.  Landlord shall cause a contractor designated by Landlord (the “Contractor”) to (i) obtain all applicable

EXHIBIT D

building permits for construction of the Tenant Improvements (collectively, the “Permits”), and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such Permits and all applicable laws in effect at the time of construction, and in good workmanlike manner.  Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings (“Cost Proposal”).  Portions of the cost of the Tenant Improvements may be delivered to Tenant as such portions of the Tenant Improvements are priced by Contractor (on an individual item-by-item or trade-by-trade basis), even before the Approved Working Drawings are completed (the “Partial Cost Proposal”).  Tenant shall either (a) approve and deliver the Cost Proposal or the Partial Cost Proposal, as applicable to Landlord within five (5) business days of the receipt of the same, or (b) provide proposed “value engineering” to the Cost Proposal or the Partial Cost Proposal, as applicable to Landlord within five (5) business days of the receipt of the Cost Proposal or the Partial Cost Proposal.  In the event Tenant shall provide Landlord with its proposed “value engineering”, Landlord shall revise the Cost Proposal or the Partial Cost Proposal, as applicable, and Tenant shall approve same within five (5) business days of the receipt of the revised Cost Proposal or the revised Partial Cost Proposal.  The date by which Tenant must approve and deliver the Cost Proposal, or the last Partial Cost Proposal to Landlord, as the case may be, shall be known as the “Cost Proposal Delivery Date”.  The total of all Partial Cost Proposals, if any, shall be known as the Cost Proposal.

3.2 Allowance and Over-Allowance Amount.  Landlord shall pay for the cost of the design and construction of the Tenant Improvements in an amount up to, but not exceeding, Fifty-Five Dollars ($55.00) per rentable square foot of the Premises (i.e., up to Three Million Four Hundred Sixty-Seven Thousand Six Hundred Forty Dollars ($3,467,640.00) (the “Allowance”).  The cost of the design and construction of the Tenant Improvements shall include Landlord’s construction supervision and management fee in an amount equal to the product of (i) three percent (3%) and (ii) the total amount of the Allowance and the Over‑Allowance Amount (as such term is defined below).  On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date).  The Over Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant Improvement Allowance.  In the event that after Tenant pays the Over‑Allowance Amount, Tenant requests any changes, change orders or modifications to the Final Space Plan (which Landlord approves pursuant to Section 1 above) which increase the cost to construct the Tenant Improvements above the cost of the Tenant Improvements as described in the Final Space Plan (“Change Orders”), Tenant shall pay such increased cost to Landlord immediately upon Landlord’s request therefor, and, in any event, prior to the date Landlord causes the Contractor to commence construction of the Change Orders.  The cost charged by Landlord to Tenant caused by Tenant’s Change Orders shall be the amount of money Landlord has to pay to cause the Tenant Improvements, as amended by the Change Orders, to be constructed above the costs that Landlord would have had to pay to cause the Tenant Improvements to be constructed if no Change Orders had been made to the Tenant Improvements set forth on the Final Space Plan (“Differential”), plus an amount equal to three percent (3%) of the Differential to compensate Landlord for its time and efforts in connection with such Change Orders.  If such Change Orders delay Landlord’s completion of the Tenant Improvements set forth on the Final Space Plan, then such delay shall constitute a “Tenant Delay”.  In no event shall Landlord be obligated to pay for any of Tenant’s furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; such items shall be paid for by Tenant.  Tenant shall not be entitled to receive in cash or as a credit against any rental or otherwise, any portion of the Allowance not used to pay for the cost of the design and construction of the Tenant Improvements.

3.3 Additional Allowance.  In addition to the Allowance, and as a credit against any Over-Allowance Amount payable by Tenant hereunder, Tenant shall be entitled to a one-time additional tenant improvement allowance in an amount up to, but not exceeding, Fifteen Dollars ($15.00) per rentable square foot of the Premises (i.e., up to Nine Hundred Forty-Five Thousand Seven Hundred Twenty Dollars ($945,720.00)) (the “Additional Allowance”) for the costs of the design and construction of the Tenant Improvements that exceed the amount of the Allowance; provided that the amount of the Additional Allowance so utilized shall be amortized as additional Base Rent payable by Tenant to Landlord over the initial Term (commencing on the Commencement Date) on a straight-line basis at an annual interest rate of eight percent (8%).  For avoidance of doubt, the Additional Allowance is not subject to abatement pursuant to Section 4(b) of the Lease.

3.4 FF&E Allowance.  In addition to the Allowance and the Additional Allowance, Tenant shall be entitled to a one-time FF&E allowance in an amount up to, but not exceeding, Four Dollars ($4.00) per rentable square foot of the Premises (i.e., up to Two Hundred Fifty-Two Thousand One Hundred Ninety-Two Dollars ($252,192.00)) (the “FF&E Allowance”) for the costs relating to the purchase of Tenant’s furniture, fixtures and equipment within the Premises (“Tenant’s FF&E”).  Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the FF&E Allowance which is not used to pay for the Tenant’s FF&E.  Tenant shall deliver to Landlord:  (i) a request for payment of the FF&E Allowance, in a form to be provided by Landlord, showing the items of Tenant’s FF&E purchased by Tenant and installed in the Premises; (ii) invoices for Tenant’s FF&E purchased by Tenant and installed in the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 8122 et seq.; and (iv) all other information reasonably

EXHIBIT D

requested by Landlord.  Subject to receipt of such deliveries, Landlord shall deliver a check to Tenant made payable to Tenant in the amount so requested, but not exceeding the FF&E Allowance, within thirty (30) days of receipt of such materials.

SECTION 4

READY FOR OCCUPANCY; SUBSTANTIAL COMPLETION

OF THE TENANT IMPROVEMENTS

4.1 Ready for Occupancy; Substantial Completion.  For purposes of this Lease, including for purposes of determining the Commencement Date (as set forth in the Basic Lease Information), the Premises shall be “Ready for Occupancy” upon Substantial Completion of the Premises.  For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work‑stations, built‑in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

4.2 Delay of the Substantial Completion of the Premises.  If there shall be a delay or there are delays in the Substantial Completion of the Premises as a result of any of the following (collectively, “Tenant Delays”):

4.2.1 Tenant’s failure to timely approve the Working Drawings or any other matter requiring Tenant’s approval by the terms of this Work Letter or the Lease;

4.2.2 a breach by Tenant of the terms of this Work Letter or the Lease;

4.2.3 Tenant’s request for changes in any of the Construction Drawings and/or any Change Orders;

4.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord’s standard tenant improvement items for the Building;

4.2.5 changes to the Base, Shell and Core, structural components or structural components or systems of the Building required by the Approved Working Drawings;

4.2.6 any changes in the Construction Drawings and/or the Tenant Improvements required by applicable laws if such changes are directly attributable to Tenant’s use of the Premises or Tenant’s specialized tenant improvement(s); or

4.2.7 any other acts or omissions of Tenant, or its agents, or employees; then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion, the Commencement Date (as set forth in the Basic Lease Information) shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Entry Into the Premises Prior to Substantial Completion.  Subject to the terms hereof and provided that Tenant and its agents do not interfere with Contractor’s work in the Project, the Building and the Premises, at Landlord’s reasonable discretion, Contractor shall allow Tenant access to the Premises at least three (3) weeks prior to the Substantial Completion of the Premises for the purpose of Tenant installing equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises.  Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry.  In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s Contractor, agents or representatives in performing work in the Project, the Building and the Premises, or interfere with the general operation of the Building and/or the Project.  If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant’s entry rights

EXHIBIT D

upon twenty‑four (24) hours’ prior written notice to Tenant.  Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Commencement Date).  Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Commencement Date, the same being at Tenant’s sole risk and liability.  Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Tenant Improvement work, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees.  In the event that the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect.  In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Project and against injury to any persons caused by Tenant’s actions pursuant to this Section 5.1.

5.2 Tenant’s Representative.  Tenant has designated Chanterria McGilbra as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

5.3 Landlord’s Representative.  Landlord has designated Eric Clapp as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

5.4 Time of the Essence in This Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.5 Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant as described in Section 17 of the Lease or any default by Tenant under this Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law or in equity, Landlord shall have the right to withhold payment of all or any portion of the Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5.2 of this Work Letter), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in Substantial Completion of the Premises caused by such inaction by Landlord).  In addition, if the Lease is terminated prior to the Commencement Date, for any reason due to a default by Tenant as described in Section 17 of the Lease or under this Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord (including any portion of the Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

5.6 Termination.  Notwithstanding anything in the Lease (including this Work Letter) to the contrary, Tenant acknowledges and agrees that Landlord shall have the right to terminate the Lease by giving Tenant written notice of the exercise of such option (in which event the Lease shall cease and terminate as of the date of such notice) in the event Landlord is unable to obtain the Permits for the Tenant Improvements within one hundred twenty (120) days (as extended for Tenant Delays) from the date of the full execution and delivery of the Lease by Landlord and Tenant.  Upon such termination, the parties shall be relieved of all further obligations under the Lease except for those obligations under the Lease which expressly survive the expiration or sooner termination of the Lease.

EXHIBIT D

SCHEDULE D-1

DESCRIPTION OF LANDLORD WORK

ADA Summary:

The following areas are being upgraded at 5000 Marina to comply with the 2013 CBC accessibility requirements:

•	Level 1 restrooms
•	Path of travel into the building from the ADA parking spaces at the surface lot
•	Rear egress door, egress ramp and associated handrails
•	New front entry stairs and ramp and associated handrails
•	ADA parking space quantities

Glazing Summary:

Replacement windows at Skywall systems

Glass performance characteristics

•	U-FACTOR (Insulation Requirement)=0.58
•	RSHGC (Reflective Solar Heat Gain Coefficient) =0.41
•	VT (Visible Transmittance) =0.46 (Curtain Wall)

Interior Finishes Summary:

•	All walls to receive new paint
•	All existing gypsum board ceiling to be repainted
•	Restrooms on levels 1 to receive all new floor and wall finishes
•	Lobby to receive new polished concrete flooring
•	Elevator frames to be repainted
•	Lobby to receive new moss wall installation
•	Lobby to receive new composite metal paneling to match exterior canopy
•	Exposed concrete on levels 2 and 3
•	Existing acoustical ceilings and lighting to remain at the open office

Interior Paint

Manufacturer:  Benjamin Moore

Product: Eco Spec N374 and 514 Natura, Zero VOC

Specialty Paint

Manufacturer: Scuffmaster

Product: solid metal paint

Color: SM9740

Restroom Wall Tile

Manufacturer: Daltile

Product: Modern Dimensions

Color 1: Arctic White 0190 Semi-Gloss

Color 2: Arctic White 0790 Matte

SCHEDULE D-1

Restroom Floor Tile

Manufacturer: Daltile

Product: Ever, Unpolished

Color: Artic Ev03

Size: 12" X 24”

Concrete Micro Topping Finish

Product: Ardex PC-M Polished Concrete Micro-Topping

Color: Gray

Concrete Polished

Product: Concrete Distribution, Inc. Retroplate System

Wood Wall Base

Manufacturer: Custom paint grade wood

Color: A92

Allstate

Color: A92

Wood Paneling

Manufacturer: Terramai

Product: World Mix Paneling Sourced From Reclaimed Cargo Ship Dunnage

Finish: Clear Poly

Plastic Laminate

Product: Wilsonart

Color: D354-60 Designer White

Solid Surface

Manufacturer: Caesarstone

Product: 3141 Eggshell

Composite Metal Paneling

Manufacturer:  Citadel

Product: Envelope 2000

Color: Series F Charcoal Grey

Lighting Summary:

•	Lobby to receive all new lighting
•	Existing lighting to remain at levels 1-3 open office area
•	Existing lighting to remain at restrooms. New vanity lights to be added at level 1 restrooms
•	New exterior site lighting to be added building entry

Description:  Suspended Led Linear Pendant

Manufacturer: Vode

Model: 107-RR-01-4-/-CC-/-/-/-/-/-Z-SO-35-2-/-AL

Description: Fluorescent Wall Mounted Vanity Light

Manufacturer: Vode MLR Monopoint Fluorescent, 135 Series Beefuse Rail, Wall Mount

Model: MLR Monopoint Fluorescent, 135 Series Beefuse Rail, Alum Finish , No Perforated Lens or Baffle

Description: Recessed Led Wallwasher

Manufacturer: Selux

Model: M36 LED 1L35-35-A2-/-04-WH

SCHEDULE D-1

Description: Recessed Led Linear Downlight

Manufacturer: Selux

Model: M36 LED 1L35-35-LW-/-03-WH

Description: Recessed Led Linear Downlight - Exterior

Manufacturer: Selux

Model: M36 LED 1L35-35-LW-/-03-SV-/-DL

Description: LED Cove Light

Manufacturer:  Philips

Model: EW Cove MX Powercore 3500K

Description: Continuous Led Handrail

Manufacturer: Cooper

Model: 06-SSS-1-PMC-NR-55-3K

Description: Led Bollard

Manufacturer: Louis Poulsen

Model: Flindt-B Natural Al. Finish

Description: LED Inground Uplight

Manufacturer: B-K Lighting

Model: Well Star WS-LED-E22-/-WFL-/-/-/-CIF

Description: LED Linear Uplight

Manufacturer: Beta Calco

Model:  Confine 48 Long LED

Description:  Recessed Step Light

Manufacturer: Beta Calco

Model: Margin

HVAC System Summary:

The HVAC system consist of

- (2) 115 tons Trane rooftop package units.

- Trane Model: SXHGD12, 46,000 CFM, 480V. 3PH, 1,260,000 BTUH COOLING.

- Existing air compressor and pneumatic VAV box system will be replaced with DDC controls VAV system.

- Heating, existing Boiler on roof, 1,825,000 BTUH

Plumbing  System Summary:

Plumbing system consist of:

Main cold water line is of 3 inches

Main sewer line is of 6 inches.

•	Men’s and Women’s Restrooms on level 1 to receive all new plumbing fixtures, toilet accessories and vanity counter with mirror

Faucets

Toto Tel5LI, 0.15 Gallon/Cycle

Lavatory

Toto LT191, 01 Cotton, Undermount

SCHEDULE D-1

Waterclosets

New Sloan Wets-2050-1001 1.28 GPF Wall Mounted Water Closet With Elongated Bowl

Urinals

Sloan Su-1005-0.5 0.5 GPF, Wall Mounted

Toilet Partitions

Hadrian Standard No Sight Line Floor Mounted, Brushed Stainless Steel

Accessories

Bobrick Trimline and Classic Series

Elevators Summary:

2 Hydraulic Elevators. Elevators will receive new interior cab finishes, including new aluminum suspended ceiling and LED light fixtures, Aluminum wall panels, Carpet flooring

SCHEDULE D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking area associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein.  Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.

4. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent.  Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

5. In connection with the movement in or out of the Building of furniture, fixtures or equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials, each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner reasonably acceptable to Landlord which may include the use of such supporting devices as Landlord may reasonably require.  All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises.  No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises (other than such vibrations and noises as are typical for an office building) or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

9. No tenant shall use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

11. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees.

12. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

13. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space.  No vehicles may be stored in the parking areas.  No vehicle shall be parked as a “billboard” vehicle in the parking lot.  Any vehicle parked improperly may be towed away.  Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver.  Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.”

EXHIBIT E

14. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

15. Tenant shall not permit its employees, invitees or guests to smoke in the Premises, nor shall any tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking.  Landlord may, but shall not be required to, designate an area for smoking outside the Building.

16. Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

17. Tenant shall not advertise for temporary laborers giving the Premises or the Project as an address, nor pay such laborers at a location in the Premises or the Project.

18. Tenant shall park trailers and other oversized vehicles only in areas designated by Landlord for the parking of trailers or oversized vehicles.  Tenant shall not park trailers and other oversized vehicles in streets or other public areas in the Complex.

19. Tenant shall not utilize the Premises or Project for outside storage except with the written consent of Landlord.  The prohibition against outside storage includes, but is not limited to, equipment, materials, vehicles, campers, trailers, boats, barrels, pallets, and trash (other than in containers provided by commercial trash collectors which are picked up on a regularly scheduled basis).

EXHIBIT E

EXHIBIT F

CONFIRMATION OF COMMENCEMENT DATE

______________ ___, 2015

Ultragenyx Pharmaceutical Inc.

5000 Marina Boulevard

Brisbane, CA  94005

Re:Lease Agreement (the “Lease”) dated ____________ ___, 2015, between MARINA BOULEVARD PROPERTY, LLC, a Delaware limited liability company (“Landlord”), and ULTRAGENYX PHARMACEUTICAL INC., a Delaware corporation (“Tenant”).  Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises.  Tenant has accepted possession of the Premises pursuant to the Lease.  Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects.  Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date.  The Commencement Date of the Lease is ______________ ___, 20__.

3. Expiration Date.  The Term is scheduled to expire on the last day of the one hundred twenty-second (122nd) full calendar month of the Term, which date is ______________, 20__.

4. Contact Person.  Tenant’s contact person in the Premises is:

Ultragenyx Pharmaceutical Inc.

5000 Marina Boulevard

Brisbane, CA  94005

Attention: _________________

Telephone: ________________

Telecopy: _________________

5. Base Rent.  Base Rent shall be payable monthly in advance in accordance with the following schedule:

Lease Month	Annual Base Rent	Monthly Base Rent	Monthly Rental Rate Per RSF
1 – 12*	$2,042,755.20	$170,229.60	$2.70
13 – 24	$2,103,281.20	$175,273.44	$2.78
25 – 36	$2,163,807.30	$180,317.28	$2.86
37 – 48	$2,231,899.20	$185,991.60	$2.95
49 – 60	$2,299,991.00	$191,665.92	$3.04
61 – 72	$2,368,082.80	$197,340.24	$3.13
73 – 84	$2,436,174.70	$203,014.56	$3.22
85 – 96	$2,511,832.30	$209,319.36	$3.32
97 – 108	$2,587,489.90	$215,624.16	$3.42
109 – 120	$2,663,147.50	$221,928.96	$3.52
121 – 122	$2,746,370.80	$228,864.24	$3.63

6. Ratification.  Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto.  Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

EXHIBIT F

7. Binding Effect; Governing Law.  Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns.  If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail.  This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

MARINA LANDING PROPERTY, LLC, a Delaware limited liability company

By:
Printed Name:
Title:

By:
Printed Name:
Title:

Agreed and accepted:

ULTRAGENYX PHARMACEUTICAL INC., a Delaware corporation

By:
Printed Name:
Title:

By:
Printed Name:
Title:

EXHIBIT F

EXHIBIT G

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the office building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of ___________, 20___ between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”): ________________

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises.  All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on __________________, 20__, and the Term expires, excluding any renewal options, on _____________________, 20__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________.  The current monthly installment of Base Rent is $___________________.

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than thirty (30) days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

EXHIBIT G

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of ________________________, 20__.

TENANT:

a

By:
Name:
Title:

EXHIBIT G

EXHIBIT H

RENEWAL OPTION

Provided that an uncured Event of Default does not exist at the time of such election and at any time prior to the commencement of the extended Term and Tenant is then occupying not less than fifty percent (50%) of the Premises at the time of such election, Tenant may renew this Lease for two (2) additional period(s) of five (5) years each, by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than twelve (12) months before the expiration of the then-current Term (“Tenant’s Election Notice”).  The Base Rent payable for each month during such extended Term shall be equal to the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in the Complex and in comparable buildings located within North San Mateo County, California, of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant, and the tenant improvement allowance and other tenant concessions to be provided (or not provided) to be taken into account.  Within fifteen (15) days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered.  Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate.  If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a) Base Rent shall be adjusted to the Prevailing Rental Rate;

(b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

If by the date thirty (30) days following delivery of Tenant’s Election Notice, Landlord and Tenant have not agreed in writing as to the amount of the Base Rent, the parties shall determine the projected Prevailing Rental Rate in accordance with the following procedure (which procedure is herein referred to as the “Three-Appraiser Method”).  Landlord and Tenant shall each appoint one (1) real estate appraiser, and the two (2) so appointed shall select a third.  Said real estate appraisers shall each be licensed in the state in which the Premises is located, specializing in the field of commercial real estate in North San Mateo County, California, having no less than ten (10) years’ experience in such field, unaffiliated with either Landlord or Tenant and recognized as ethical and reputable within their field.  Landlord and Tenant agree to make their appointments promptly within ten (10) days after expiration of the thirty (30) day negotiation period, or sooner if mutually agreed upon.  The two (2) appraisers selected by Landlord and Tenant shall promptly select a third appraiser within fifteen (15) days after they both have been appointed, and each appraiser, within fifteen (15) days after the third appraiser is selected, shall submit his or her determination of the then projected Prevailing Rental Rate.  The Prevailing Rental Rate shall be the mean of the two (2) closest rental determinations.  If either Landlord or Tenant fails to appoint an appraiser within the time period specified in this paragraph, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant.  Each party shall pay the fees and expenses of the appraiser appointed by or on behalf of it, and each shall pay one-half of the fees and expenses of the third appraiser.

Tenant shall confirm Tenant’s acceptance of the determination of the Prevailing Rental Rate by executing an amendment to this Lease memorializing the same within ten (10) days of such determination (herein the “Extension Amendment”).  Tenant’s failure to execute and deliver the Extension Amendment to Landlord within such 10-day period shall be deemed to be Tenant’s election not to extend the Term of this Lease in which event the provisions of this Exhibit H shall have no further force or effect, Tenant shall have no right to renew this Lease and the Term of this Lease shall terminate upon the expiration date of the then-current Term.

Notwithstanding anything in the foregoing to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under this Lease, at law or in equity, the right to extend the Term of this Lease hereinabove granted to Tenant shall not be deemed to be properly exercised if, as of the date Tenant exercises its extension right or on the scheduled commencement date for the applicable option term, Tenant is in default under this Lease beyond any applicable notice and cure period.  Further, Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (3) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises to any party other than a Permitted Transferee.

EXHIBIT H

EXHIBIT I

CONTRACTOR INSURANCE REQUIREMENTS

CONTRACTOR INSURANCE REQUIREMENTS

Contractor shall procure and maintain in effect during the term of the contract the insurance coverage's described, which insurance shall be placed with insurance companies approved by Owner and having a general policyholders' rating of not less than "A" and a financial rating of not less than "8" or better by the latest issue of Best's Key Rating Guide. Such insurance companies shall be licensed and authorized to do business in the jurisdiction in which the Property is located.

Contractor, at its sole cost and expense, shall procure and maintain the following policies of insurance:

A.

Worker's Compensation Insurance with statutory benefits and limits which shall fully comply with all applicable state and federal requirements and which shall also include Broad Form All States and Voluntary Compensation Endorsements and Employer's Liability Insurance with limits of not less than $1,000,000 per accident, $1,000,000 per disease, and a.$2,000,000 policy limit.

B.

Automobile Uabilitv Insurance in Contractor's name covering all owned, non-owned, leased and hired vehicles utilized by Contractor, with a combined single limit per occurrence for bodily injury and property damage of not less than $1,000,000.

C.

Commercial General Liability Insurance on an occurrence basis in Contractor's name, providing coverage of not less than $2,000,000 per occurrence, which shall include: Bodily Injury, Personal Injury, Products and Completed Operations (for a minimum of two (2) years after final acceptance), Blanket Contractual Liability and Broad Form Property Damage coverage, with bodily injury and property damage of combined single limits of not less than $2,000,000 per occurrence. The required policy shall not contain any limitation of coverage and/or exclusion coverage for Explosion, Collapse and Underground Hazards (X, C, U). Contractor may provide the coverage required herein through the use of a primary liability policy and umbrella liability policies.

D.	Additional Insured's: Contractor shall add Owner, Manager and Associates as additional insured's to Contractor's Liability Policy.

Contractor agrees with respect to all insurance provided or required (except Worker's Compensation and Professional Liability coverage) to require each policy (through endorsement or otherwise) to contain the following wording:

"It is agreed that the 'Person Insured' provision of this policy is amended to include, Marina Boulevard Property, LLC, Westport Capital Partners, LLC, Sentinel Development Services, Inc. dba: Sentinel Property Services, Sentinel Development Services, Inc. dba: Sentinel Development,Sentinel Development Services, Inc. and t heir officers, directors, shareholders and employees as Additional Insured, jointly and severally, with respect to any coverage afforded by this policy, but only with respect to operations by, or on behalf of, or to facilities of, used by, or for, the Named Insured. It is further agreed that this insurance shall not be prejudiced as to these Additional Insured by any act or negligence, error or omission of the Named Insured as respects payment of premium, reporting of claims, or any other duties required of the Named Insured by the policy."

All Certificates of Insurance and all notices required shall be sent to:

MARINA BOULEVARD PROPERTY, LLC
c/o Sentinel Property Services
18301 Von Karman, Suite 510
Irvine, CA 92612
FAX: (949) 582-1339
PHONE: (949) 582-1948

EXHIBIT I

EXHIBIT J

ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

The purpose of this form is to obtain information regarding the use of hazardous substances on the Premises.  Tenant should answer the questions as they relate to proposed operations on the Premises and should update any information previously submitted.  If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

1. GENERAL INFORMATION

Name of Responding Company:  ___________________________________________________

Check the Applicable Status:

Prospective Tenant  ____Existing Tenant  _____

Mailing Address:  __________________________________________________

Contact Person and Title:  ___________________________________________

Telephone Number:  (___) ___________

Address of Premises: ________________________________________

Length of Lease Term: _____ years with ____  ____ year extension options

Described the proposed operations to take place on the Premises, including principal products manufactured or services to be conducted.

____________________________________________________________________________________________________________

2. STORAGE OF HAZARDOUS MATERIALS

2.1	Will any hazardous materials be used or stored on-site?

Wastes	Yes	No
Chemical Products	Yes	No

2.2	Attach the list of any hazardous materials to be used or stored, the quantities that will be on-site at any time, and the location and method of storage (e.g., 55 gallon drums on concrete pad).

3. STORAGE TANKS & SUMPS

3.1	Is any above or below ground storage of gasoline, diesel, or other hazardous substances in tanks or sumps proposed or currently conducted on the Premises?

	Yes	No

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

	Yes	No

If so, attach the results.

EXHIBIT J

3.3	Have any spills or leaks occurred from such tanks or sumps?

	Yes	No

Is so, describe.

3.4	Were any regulatory agencies required to be notified of the spill or leak and did such required notification occur?

	Yes	No

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or removed?

	Yes	No

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4. SPILLS

4.1	During the past year, have any spills occurred on the Premises?

	Yes	No

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2	Were any agencies required to be notified in connection with such spills and did such notification occur?

	Yes	No

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills?

	Yes	No

If so, briefly describe the actions taken.  Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5. WASTE MANAGEMENT

5.1	Has your company been issued an EPA or state Hazardous Waste Generator I.D. Number?

	Yes	No

5.2	Has your company filed any required report as a hazardous waste generator?

	Yes	No

If so, attach a copy of the most recent report filed.

5.3	Attach the list of the hazardous waste, if any, generated or to be generated at the Premises, its hazard class and the quantity generated on a monthly basis.

EXHIBIT J

5.4	Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place. ______________________________________________________.

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste. ___________________________________

5.6	Is any treatment or processing of hazardous wastes currently conducted or proposed to be conducted at the Premises:

	Yes	No

If yes, please describe any existing or proposed treatment methods. _________________

Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the Premises. ____________________________

6. WASTEWATER TREATMENT/DISCHARGE

6.1	Do you discharge wastewater to:

	storm drain?	sewer?
	surface water?	no industrial discharge

6.2	Is your wastewater treated before discharge?

	Yes	No

If yes, describe the type of treatment conducted. _______________________

6.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the Premises.

.

7.AIR DISCHARGES

7.1	Do you have any air filtration systems or stacks that discharge into the air?

	Yes	No

7.2	Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

Spray booth
Dip tank
Drying oven
Incinerator
Other (Please Describe)
No Equipment Requiring Air Permits

7.3	Are air emissions from your operations monitored?

	Yes	No

If so, indicate the frequency of monitoring and a description of the monitoring results. __________________

Attach copies of any air emissions permits pertaining to your operations on the Premises. __________________

EXHIBIT J

8. HAZARDOUS MATERIALS DISCLOSURES

8.1	Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet?

	Yes	No

8.2	Has your company prepared a hazardous materials management plan (“business plan”) pursuant to County Fire Department requirements?

	Yes	No

If so, attach a copy of the business plan.

8.3	Describe the procedures followed to comply with OSHA Hazard Communication Standard requirements.

.

9. ENFORCEMENT ACTIONS, COMPLAINTS

9.1	Has your company even been subject to any agency enforcement actions, administrative orders, or consent decrees?

	Yes	No

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company even received requests for information, notice or demand letters, or any other inquiries regarding its operations?

	Yes	No

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

	Yes	No

9.4	Has an environmental audit even been conducted at your company’s current facility?

	Yes	No

If so, discuss the results of the audit. ____________________________________

9.5	Have there been any problems or complaints from neighbors at the company’s current facility?

	Yes	No

If so, describe the problems or complaints. ______________________________

Company

By:
Title:
Date:

EXHIBIT J

Environmental Questionnaire

LIST OF HAZARDOUS MATERIALS TO BE USED OR STORED ON THE PREMISES

Tenant’s operations within the Premises will utilize the following Hazardous Materials:

[LIST HERE]

EXHIBIT J

EXHIBIT K

BUILDING STANDARDS

5000 & 7000 Marina Blvd Interior Finish Specifications

-	Flooring
•	Carpet – All enclosed offices and under workstations to have Capet tile and 4” rubber base.
•	Concrete – All main paths of travel, kitchen spaces and open areas to have abraded concrete finish. Patch and repair any divots, gouges or imperfections greater than at ¼” diameter
•	Tiling – Restroom tile to match existing first floor tile.
-	Partitions
•	Framed partitions to be 18 ga studs with insulation, full height at meeting rooms and executive offices. All other to extend 12” above grid.
-	Glass & Glazing
•	Wilson Partitions (or equal) standard clear anodized frame interior storefront to 8’0” where shown.
-	Doors & Hardware
•	At meeting rooms, executive offices, training rooms and kitchen areas: Solid core stain or paint grade doors, drop seal and clear anodized frame.
•	Hardware to be brushed aluminum or nickel.
-	Acoustical Ceiling
•	Armstrong Optima 2’x2’ or 2’x4’ lay in tiles (or equal)
-	Window shades
•	Mecco style roller shade (or equal) at all perimeter windows.

EXHIBIT K
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